AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 22, 1999

                                           REGISTRATION STATEMENT NO. 333- [   ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              IKON RECEIVABLES, LLC
               (exact name of registrant as specified in charter)

       Delaware                501 Silverside Road                [*******]
(state or jurisdiction               Suite 28                  (I.R.S. Employer
   of organization)         Wilmington, Delaware 19809       Identification No.)
                          (Address, including zip code,
                         and telephone number, including
                           area code, of registrants
                          principal executive offices)

                             ----------------------

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

   Harry G. Kozee           Carl H. Fridy, Esq.          Peter Humphreys, Esq.
 IOS Capital, Inc.         Ballard Spahr Andrews         Dewey Ballantine LLP
   1738 Bass Road            & Ingersoll, LLP        1301 Avenue of the Americas
   P.O. Bax 9115      1735 Market Street, 51st Floor   New York, New York 10019
Macon, Georgia 31208    Philadelphia, PA 19103-7599

                             ---------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                       Amount          Proposed Maximum       Proposed Maximum
     Title of Securities               To Be         Aggregate Price Per    Aggregate Offering            Amount
      Being Registered              Registered             Unit(1)               Price(1)         Of Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Lease-Backed Notes (the "Notes")    $1,000,000              100%                $1,000,000                $278
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

                             ----------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Prospectus supplement to prospectus dated _______ __, 1999

-------------------
IKON RECEIVABLES, LLC
Issuer                                                            $_____________
IOS CAPITAL, INC.                              Lease Backed Notes, Series 1999-1
Originator and Servicer

-------------------

IKON Receivables, LLC, as issuer, will issue [_______] classes of notes backed solely by a pledge of the assets of the asset pool. The assets of the asset pool will consist of a pool of office equipment leases or contracts (or participations therein) and related assets.

You should read the section entitled "Risk Factors" starting on page S-__ of this prospectus supplement and page __ of the prospectus and consider these factors before making a decision to invest in the notes.

--------------------------------------------------------------------------------

The notes represent asset-backed debt secured only by the pledged assets and are not interests in or obligations of any other person.

Neither the notes nor the underlying leases will be insured or guaranteed by any governmental agency or instrumentality.

--------------------------------------------------------------------------------

This Prospectus Supplement may be used to offer and sell the notes only if accompanied by the Prospectus

The Notes

o The _______ classes of notes set forth in the table below are offered by this prospectus supplement.

o Interest and principal on the notes is scheduled to be paid monthly, on the __th day of the month, or the business day immediately following such __th day. The first scheduled payment date is_________ __, 1999.

Credit Enhancement

o

Underwriting

o     The underwriters will offer the public the notes at the following prices:

          Initial Aggregate                                  Underwriting
  Class      Note Balance      Note Rate   Price to Public     Discount      Depositor(1)
 -------  -----------------    ---------   ---------------   ------------    ------------


------------------------

(1) Before deducting expenses, estimated to be $___________.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

          The date of this prospectus supplement is__________ __, 1999

               IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN
                THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                   PROSPECTUS

      We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus , which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

      This prospectus supplement does not contain complete information about the offering of the offered notes. Additional information is contained in the prospectus . You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the prospectus .

      To the extent the prospectus contemplates different or multiple options, you should rely on the information in this prospectus supplement as to the application option.

      The issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the offered notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                                                            Page

SUMMARY........................................................................5

PARTIES........................................................................5
     Issuer....................................................................5
     Originator................................................................5
     Seller....................................................................5
     Servicer..................................................................5
     Indenture Trustee.........................................................5
     Cut-Off Date..............................................................5
     Closing Date..............................................................5

DESCRIPTION OF THE NOTES.......................................................5

PAYMENTS ON THE NOTES..........................................................6
     Payment Date..............................................................6
     Record Date...............................................................6
     Remittance Period.........................................................6
     Cross-Collateralization...................................................6
     Interest..................................................................6
     Principal.................................................................6
     Available Funds...........................................................6
     Priority of Payments......................................................6
     Events of Default.........................................................7

CREDIT ENHANCEMENT.............................................................8
     Subordination.............................................................8
     Asset Pool................................................................8
     General...................................................................8
     Origination and Acquisition...............................................8
     Servicing.................................................................9
     Lease  Substitution.......................................................9
     Repurchases for Breaches of Representations and Warranties................9
     Advances..................................................................9
     Certain Legal Aspects of the Lease.......................................10
     Optional Redemption......................................................10
     Material Federal Income Tax Consequences.................................10
     ERISA Considerations.....................................................10
     Rating of the Notes......................................................10

RISK FACTORS..................................................................11

THE ISSUER....................................................................12

THE LEASES....................................................................13

THE ORIGINATOR................................................................18
     Loss and Delinquency Experience..........................................18

THE SELLER....................................................................18

THE INDENTURE TRUSTEE.........................................................18
     General..................................................................18
     [Duties and Immunities of the Indenture Trustee..........................19

DESCRIPTION OF THE NOTES......................................................19
     General..................................................................19
     Collections..............................................................19
     Distributions............................................................20
     Prepayment and Yield Considerations......................................21
     Weighted Average Lives of the Notes......................................21

DESCRIPTION OF THE TRANSACTION DOCUMENTS......................................22
     Acquisition of the Lease Receivables Pursuant
       to a Contribution and Sale Agreement...................................22
     Acquisition of the Lease Receivables Pursuant
       to a Lease Receivables Transfer Agreement..............................23
     Repurchase Obligation....................................................23
     [Security Interest]......................................................23
     Representations and Warranties of the Originator and the Seller..........24
     Indemnification..........................................................24
     The Accounts.............................................................24
     Available Funds..........................................................24
     Priority of Payments.....................................................24
     Interest.................................................................25
     Principal................................................................25
     Withholding..............................................................25
     Optional Redemption......................................................25
     The Servicer.............................................................25
     Servicing Agreement......................................................25
     Remittance and Other Servicing Procedures................................26
     Servicing Compensation and Payment of Expenses...........................26
     Reports to Noteholders...................................................26
     Evidence as to Compliance................................................27
     Certain Matters Relating to the Servicer.................................27
     Events of Servicing Termination..........................................27
     [Rights Upon an Event of Servicing Termination]..........................28
     Events of Default........................................................28
     Early Retirement of the Notes............................................28
     Amendment................................................................28

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................28
     General..................................................................28

ERISA CONSIDERATIONS..........................................................28

RATINGS.......................................................................29

PLAN OF DISTRIBUTION..........................................................29

LEGAL OPINIONS................................................................30

--------------------------------------------------------------------------------

                                    SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Principal Defined Terms" beginning on page [i] in this prospectus supplement and under the caption "Index of Terms" beginning on page [50] in the accompanying prospectus.

PARTIES

Issuer

IKON Receivables, LLC is a Delaware limited liability company. The issuer's activities will be limited by the terms of its organizational documents and the transaction documents to acquiring, holding and managing the lease receivables, issuing and making payments on the notes and other activities related thereto.

For more information about the issuer, you should read the section titled "The Issuer" herein.

Originator

IOS Capital, Inc., is a Delaware corporation formerly known as IKON Capital Inc., a wholly-owned subsidiary of IKON Office Solutions, Inc. The originator's principal executive offices are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208 and its telephone number is (912) 471-2300.

For more information about the originator, you should read the section titled "The Originator's Leasing Business," in the Prospectus.

Seller

IKON Receivables Funding Inc., is a Delaware special purpose corporation. The issuer will acquire the lease receivables from the seller pursuant to the lease receivables transfer agreement. The seller's principal executive offices are located at 501 Silverside Road, Suite 28, Wilmington, Delaware 19809.

For more information about the role of the seller, you should read the section titled "The Seller," herein.

Servicer

IOS Capital, Inc. will be the servicer of lease receivables under the servicing agreement. The servicer's principal executive offices are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208.

For more information about the role of the servicer, you should read the section titled "Description of the Transaction Documents--The Servicer," herein and in the prospectus.

Indenture Trustee

__________, a banking corporation organized under the laws of ________ . The corporate trust offices of the indenture trustee are located at ________.

Cut-Off Date

The cut-off date is the close of business on _____, 1999 (the "cut-off date").

Closing Date

The closing date is _______, 1999 (the "closing date").

DESCRIPTION OF THE NOTES

o The issuer will issue [___] classes of lease-backed notes (the "notes"). The notes are designated as the class A notes and class B notes. The class A notes and class B notes are collectively referred to as the notes.

o The notes will be backed solely by a pledge of a segregated pool of assets of the issuer, which will consist primarily of a pool of office equipment leases or contracts and related assets, [leases intended as security agreements],

--------------------------------------------------------------------------------

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      [installment sale contracts],  rental stream obligations, and the seller's interests (other than its ownership interest in the underlying equipment) and related assets.

o Each class of notes will have the initial principal amount and interest rate set forth in the following table. The dates on which the final payment of principal and interest on each class of notes is expected to be made and must ultimately be made are also set forth in the following table.

                        Initial Note
       Class          Principal Balance          Note Rate
       -----          -----------------          ---------

        [A]              $[       ]                 [ ]%
        [B]              $[       ]                 [ ]%

   Expected Final        Legal Final
    Payment Date        Maturity Date           CUSIP Number
    ------------        -------------           ------------

   ----- ---, ---       -------- ---             [       ]
   ----- ---, ---       -------- ---             [       ]

The aggregate initial note principal balance of the notes is equal to $[ ] (the "initial note principal balance"). The sum of the initial note principal balance for the class [A] notes and the class [B] notes is equal to $[ ].

The notes will be issued in book-entry form only, through the facilities of The Depository Trust Company. The notes will be issued in minimum denominations of [$1,000] and multiples of [$1,000] in excess thereof, [with the exception of one note in each class which will be issued in an odd amount].

PAYMENTS ON THE NOTES

Payment Date

Principal and interest is scheduled to be paid to the noteholders on the [15]th day of each month, or, if such day is not a business day, on the next succeeding business day, commencing on _______, __, 1999.

Record Date

The indenture trustee will make payments to the noteholders of record as of the close of business on the last business day of the month preceding the month in which such payment date occurs (or in the case of the initial payment date, the closing date).

Remittance Period

Payments made on each payment date will relate to the collections received in respect of the leases during the period beginning on the opening of business on the [second] day of the immediately preceding calendar month and ending on the close of business on the [first day] of the calendar month in which such payment date occurs.

Cross-Collateralization

o As described in the related transaction document, the source of payment for notes of each series will be the assets pledged to the related asset pool only.

o Certain of the notes include the right to receive monies from a common pool of credit enhancement. No payment received on any lease receivable backing an asset pool may be applied to the payment of notes backed by any other asset pool.

Interest

[Information on the interest payable to Noteholders will be provided in accordance with the structuring of the transaction.]

Principal

[Information on the interest payable to Noteholders will be provided in accordance with the structuring of the transaction.]

Available Funds

With respect to each payment date, the funds received on or prior to the last day of the month preceding the month of such payment date (the "calculation date"). These funds relate to payments on the leases, proceeds from casualties, terminations or repurchases of leases, recoveries on defaulted leases, advances made by the servicer to cover delinquent leases and investment proceeds thereon (excluding certain amounts specified in the indenture) shall constitute available funds which are available for distribution by the indenture trustee on such payment date.

Priority of Payments

On each payment date, amounts received during the related remittance period in respect of the lease receivables are to be paid, until such amounts are exhausted, in the following order of priority:

first      [ ];
second     [ ];
third      [ ];
fourth     [ ];
fifth      [ ];
sixth      [ ].

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o However, if an event of default and acceleration of the notes has occurred or a restricted event has occurred:

first      [ ];
second     [ ];
third      [ ];
fourth     [ ];
fifth      [ ];
sixth      [ ];
seventh    [ ].

o     restricting event means the occurrence of any of:

      (i) an event of default by the servicer under the servicing agreement;

      (ii) events of default; and

      (iii) replacement of the servicer.

Events of Default

"Events of default" under the related transaction documents will consist of any one or more of the following:

o a default for [five] days or more in the payment of any interest on any note;

o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

o default in the observance or performance in any material respect of any covenant or agreement of the transaction made in the transaction documents, or any representation or warranty made by the issuer in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the issuer by the indenture trustee or the issuer and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee or a majority (by outstanding principal amount) of the noteholders may declare the principal of the notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a majority of the noteholders.

o Outstanding principal amount means with respect to any class of notes and any date of determination the difference between (a) the initial principal amount of the notes of such class at the issuance thereof, less (b) all amounts previously distributed with respect to such class as principal.

The information described above is qualified in its entirety by the more detailed description of the flow of funds set forth herein under "Description of the Notes--Flow of Funds."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CREDIT ENHANCEMENT

The credit enhancement available to the noteholders will consist of [more information will be provided upon the structuring of the transaction].

Subordination

[The credit enhancement available for the benefit of any class of notes is provided by each class of notes having a lower priority of payment than such class of notes.]

Asset Pool

General

The property comprising the asset pool will consist of:

o A portfolio of chattel paper composed of leases, leases intended as security agreements, installment sales contracts, or rental stream obligations, together with all monies received relating thereto (the "leases");

o The seller's security or other interests (other than its ownership interest) in the underlying equipment, property and proceeds relating to the leases (the "equipment" and together with the leases, the "lease receivables"). However, the asset pool will not have any residual interest in the related equipment after the related lease receivable has been paid in full.

o All amounts held in accounts established by the servicer pursuant to the transaction documents.

o All the rights to proceeds and recoveries on insurance policies covering the equipment and on the disposition of repossessed equipment.

o     Credit enhancement with respect to an asset pool or any class of notes.

o The interest of the issuer in any proceeds from recourse to lessees on lease payments.

o     Other rights of the issuer under the lease receivables transfer agreement.

o     All proceeds of the foregoing.

The Leases

o The leases are obligations for the lease or purchase of the equipment, or evidence borrowings used to acquire or refinance the equipment, entitling the obligee thereunder (the "lessor") to receive a stream of scheduled payments (the "scheduled payments") and related payments and, in some cases, to either the return of the equipment at the termination of the related lease or, with respect to certain of the leases, the payment of a purchase price for the equipment at the election of the obligor thereunder (the "lessee").

o The originator will transfer the lease receivables comprising each asset pool to the seller pursuant to a Contribution and Sale Agreement (as defined herein) and the seller will transfer such lease receivables to the issuer pursuant to a Lease Receivables Transfer Agreement (as defined herein). The issuer will then pledge all of its right, title and interest in and to such lease receivables to an indenture trustee on behalf of noteholders pursuant to an indenture. The leases transferred to the issuer and pledged to the indenture trustee shall have a discounted lease balance (as defined below).

o The "discounted lease balance" of a lease as of any cut-off date is the present value of all of the remaining payments scheduled to be made with respect to such lease, discounted at a rate and frequency specified below.

o The "discounted present value of the leases", at any given time, shall equal the future remaining scheduled payments (not including delinquent amounts, excess copy charges, maintenance charges and fee per scan charges) from the leases (including non-performing leases), discounted at a rate equal to ____ %, which rate is equal to the sum of (a) the weighted average interest rate of the class A notes and the class B notes, each weighted by (i) the initial principal amount of the class A notes and the initial principal amount of the class B notes and (ii) the expected weighted average life (under a zero prepayment, and no loss scenario) of each class of notes, as applicable, and (b) the servicing fee rate of ____ %per annum.

For more information about the leases, you should read the section titled "The Leases" herein.

Origination and Acquisition

Each lease was previously originated by either:

o     the originator; or

o     acquired by the originator from other originators of leases.

For all of the leases:

o the leases are valid and enforceable, and unconditionally require the lessee to make periodic lease payments (including taxes);

o the leases are noncancellable and do not contain early termination options (unless the early termination or prepayment clauses

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      require the lessee to pay all remaining scheduled payments under such lease);

o     all  payments  payable  under  the  leases  are  absolute,   unconditional
      obligations of the lessees;

o all of the leases require the lessee or a third party to maintain the equipment in good working order, to pay all the costs of operating the equipment, including taxes and insurance;

o     the leases do not materially violate any U.S. or state laws;

o     the leases provide for periodic payments;

o in the event of a casualty loss, the lessee, at its expense, must replace the equipment with like equipment in good repair, acceptable to the originator or pay at a minimum the outstanding principal or net book value of the leases and any applicable make-whole premium;

o the leases have been sold to the issuer free and clear of any liens and are assignable without prior written consent of the lessee;

o the leases are denominated in U.S. dollars and the lessor and each lessee are located in the United States;

o     the lease is not a consumer lease;

o     the lease is not subject to any guaranty by the originator;

o the party transferring the lease to the issuer did not use adverse selection when choosing the lease for transfer to the issuer;

o the lessee has represented to the originator that it has accepted the equipment;

o the lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

o     the leases are not defaulted leases;

o each lease is not more than 60 days past due at the time of transfer to the issuer;

o require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual, or annual basis, in arrears or in advance.

Servicing

The servicer is responsible for servicing, managing and administering the leases and the equipment and enforcing and making collections on the leases. The servicer is required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the servicer.

For a further description of the Servicer and the Servicer's delinquency and loss experience, you should read the section titled "The Servicer" herein.

Lease  Substitution

Subject to certain limitations, the originator may substitute an eligible lease for any defaulted lease, prepaid lease, or lease that has had its terms modified or adjusted in accordance with the transaction documents. The substitute lease must be at least equal in discounted lease balance and comparable in terms of credit quality, monthly payment, and other characteristics; provided, that in no event shall the maturity date of any lease substituted for a lease removed from the related asset pool be later than the last maturity date of any lease receivable.

For a further description of Originator's Substitution Option, you should read the section titled "The Leases--Substitutions" herein.

Repurchases for Breaches of Representations and Warranties

The originator will be obligated to repurchase from the issuer the issuer's interest in any lease if the noteholders' interest in the lease is materially adversely affected by a breach of any representation or warranty made by the originator, which representation or warranty has been assigned to the issuer by the seller, with respect to such lease receivable, which breach has not been cured as of [___________] days following the discovery by or notice to the issuer of the breach.

For a further  description of Originator's  repurchase  obligations,  you should
read  the  section  titled  "Description  of  the   Notes--Representations   and
Warranties of Originator" herein.

Advances

In the event that any obligor fails to make its full scheduled payment due on time, the servicer may make an advance from its own funds of an amount equal to such unpaid scheduled payment, if the servicer, in its sole discretion, determines that the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

servicer is likely to be repaid from collections from or on behalf of the related obligor and that such amount has not been deposited in the collection account by three business days prior to the payment date.

The indenture provides for the reimbursement of the servicer for such advances.

For a further description of the servicer's obligation to make advances, you should read the section titled "Description of the Notes--Servicer Advances" herein.

Certain Legal Aspects of the Lease

With respect to the transfer of the leases to the seller by the originator pursuant to the contribution and sale agreement and then by the seller to the issuer pursuant to the lease receivables transfer agreement and the pledge of the issuer's right, title and interest in and to such leases on behalf of noteholders pursuant to the indenture, the originator, the seller and the issuer, respectively, will warrant that:

o the transfer of the leases is a valid transfer and assignment of the leases or the grant of a security interest in the leases, except for the ownership interest in the equipment, which the seller is not transferring to the issuer; and

o if the transfer of the leases to the issuer is deemed to be a grant to the issuer of a security interest in the leases, then the issuer will have a perfected security interest therein.

The servicer will be required to take such action as is required to perfect the issuer's interest in the leases. If the issuer, the servicer or the indenture trustee, while in possession of the leases, sells or pledges and delivers such leases to another party, in violation of the indenture and the servicing agreement, there is a risk that the purchaser could acquire an interest in such leases having priority over the issuer's interest and thus the related asset pool's interest.

UCC financing statements will not be filed to perfect any security interest in the Equipment. Thus, in the event of repossession and resale of equipment, it may be subject to a senior lien, with such senior lienholder possibly entitled to full payment of its debt before any payments could be made on the debt owed to the issuer.

Optional Redemption

The notes may be redeemed in whole by the servicer on any payment date on which the aggregate discounted lease principal balance is less than 10% of the aggregate discounted lease principal balance as of the closing date so long as the servicer deposits or causes to be deposited in the collection account the aggregate amounts owed on the notes as of such payment date.

Material Federal Income Tax Consequences

Dewey Ballantine LLP, special tax counsel to the issuer and counsel to the underwriter, is of the opinion that the notes will be characterized as debt for federal income tax purposes.

For  additional  information  concerning  the  application of federal income tax
laws,  you  should  read  the  section  titled  "Material   Federal  Income  Tax
Consequences" herein.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus, we expect that pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans may purchase the notes. Investors should consult with their counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Rating of the Notes

The notes must receive at least the following ratings from [the rating agencies]:

For additional information concerning the ratings, you should read the section titled "Ratings" herein.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      In addition to the risk factors  discussed in the Prospectus,  prospective
offered   Noteholders  should  consider,   among  other  things,  the  following
additional factors in connection with the purchase of the notes:

--------------------------------------------------------------------------------
Risk of Downgrade of Initial        It is a  condition  to the  issuance  of the
Ratings  Assigned to Notes          notes that they receive the ratings from the
                                    rating  agencies  set  forth in the  summary
                                    under the  heading  "rating of the notes." A
                                    rating is not a recommendation  to purchase,
                                    hold or sell  the  notes,  inasmuch  as such
                                    rating does not  comment as to market  price
                                    or  suitability  for a particular  investor.
                                    The   ratings  of  the  notes   address  the
                                    likelihood of the timely payment of interest
                                    on and the  ultimate  repayment of principal
                                    of the notes  pursuant  to their  respective
                                    terms.  There is no assurance  that a rating
                                    will remain for any given  period of time or
                                    that  a  rating   will  not  be  lowered  or
                                    withdrawn  entirely by a rating agency if in
                                    its judgment  circumstances in the future so
                                    warrant.  The ratings of the notes are based
                                    primarily on the rating  agencies'  analysis
                                    of the leases and the  equipment,  and, with
                                    respect   to  the   [class  A]  notes,   the
                                    subordination provided by the subordinate notes.

--------------------------------------------------------------------------------
Transfer of Servicing May           If IOS  Capital  were  to  cease  acting  as
Delay Payments                      servicer,  delays in processing  payments on
                                    the  leases  and   information   in  respect
                                    thereof could occur and result in delays in payments to the noteholders.

--------------------------------------------------------------------------------
Risks Associated with Inability     IOS Capital,  as  originator or as servicer,
of IOS Capital to Reacquire         as   the    case   may   be,    will    make
Leases and the Related Equipment    representations  and warranties with respect
                                    to certain  matters  relating to the leases.
                                    In certain  circumstances,  IOS Capital will
                                    be required to reacquire from the asset pool
                                    leases   with    respect   to   which   such
                                    representations and warranties have been breached. In the event that IOS Capital is incapable of complying with its obligations to reacquire the leases and no other party is obligated to perform or satisfy such obligations, the noteholders may be subject to delays in receiving payments and suffer loss of their investment in the notes.

--------------------------------------------------------------------------------
Geographic Concentrations of        As  of  the  statistic   calculation   date,
Leases                              obligors with respect to  approximately  [ [
                                    ]%,  [ ]%  and  [ %] ] of  the  leases  were
                                    located in the States of [ ],  respectively.
                                    To the  extent  adverse  events or  economic
                                    conditions were particularly  severe in such
                                    geographic   regions  or  in  the  event  an
                                    obligor  or  group  of  obligors  under  the
                                    leases in such  geographic  regions  were to
                                    experience financial difficulties due to the
                                    economic   conditions   specific   to   such
                                    obligor's  region,  the delinquency and loss
                                    experience  of the leases could be adversely
                                    impacted with a potential negative effect on
                                    the  timing  or  ultimate   payment  of  the
                                    amounts   due   to  the   noteholders.   The
                                    originator is unable to determine and has no
                                    basis to predict,  with respect to any state
                                    or  region,  whether  any such  events  have
                                    occurred or may occur, or to what extent any
                                    such  events  may  affect  the leases or the
                                    repayment  of  amounts  due under the notes.
                                    Accordingly,  adverse economic conditions or
                                    other factors  particularly  affecting these
                                    states    could    adversely    affect   the
                                    delinquency, loss or repossession experience of the asset pool with respect to the leases. See the "Leases" herein.

--------------------------------------------------------------------------------

                                THE ASSET POOLS

      The Asset Pools consist of (i) a pool of Leases, (ii) all moneys (including accrued interest) due thereunder on or after the Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Transaction Document, as described below, (iv) the Seller's interests (other than ownership interests), in the Equipment relating to such pool of Leases, (v) the rights of the Issuer under the Lease Receivables Transfer Agreement and (vi) interest earned on certain short-term investments held by the Issuer. The Asset Pools will not have any residual interest in the equipment underlying an operating lease.

      The Equipment underlying the Lease Receivables included in the Asset Pool generally will be limited to personal property which is leased or financed by the Originator to the Lessee pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Asset Pool will not have any residual interest in the Equipment after the related Lease Receivable has been paid in full.

      The Lease Receivables will be acquired by the Seller from the Originator pursuant to the Contribution and Sale Agreement between the Seller and the Originator (the "Contribution and Sale Agreement"). The Lease Receivables will then be transferred from the Seller to the Issuer pursuant to a Lease Receivables Transfer Agreement (the "Lease Receivables Transfer Agreement"). The Lease Receivables included in the Asset Pool will be selected from those Lease Receivables held by the Seller based on the criteria specified in the applicable Transaction Document and described herein.

      On or prior to the Closing Date on which the Notes are delivered to the holders of the Notes (the "Noteholders"), the Issuer will form an Asset Pool by
(i) acquiring Lease Receivables pursuant to a Lease Receivables Transfer Agreement between the Issuer and the Seller and (ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of the Notes, secured by the Asset Pool.

      The Lease Receivables comprising the Asset Pool will generally have been originated by the Originator or acquired by the Originator in accordance with the Originator's specified underwriting criteria. The underwriting criteria applicable to the Lease Receivables included in the Asset Pool is described in all material respects under the heading "IOS Capital's Leasing Business" in the Prospectus.

                                   THE ISSUER

      The Issuer is a Delaware limited liability company all of the membership interest in which will be held by the Seller. The Issuer was organized solely for the limited purpose of engaging in the transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes and is restricted by its organizational documents and under the Lease Receivables Transfer Agreement from engaging in other activities. In addition, its organizational documents and the Lease Receivables Transfer
Agreement it is required to operate in a manner such that it should not be consolidated in the bankruptcy estate of the Originator or its Affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 501 Silverside Road, Suite 28, Wilmington, Delaware 19809, and its telephone number is __________________.

      The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pools. The Servicer with respect to any series of Notes may be the Originator or another affiliate of the Issuer. As described under "Description of the Transaction Documents -- Acquisition of the Leases Pursuant to a Lease Receivables Transfer Agreement", in addition to the acquisition of Lease Receivables from the Seller, the Issuer may acquire Lease Receivables through or from an affiliate of the Originator.

      The Issuer will pledge its interest in the Lease Receivables to the Indenture Trustee for the benefit of an Asset Pool and issue the Notes pursuant to an indenture between the between the Issuer and the Indenture Trustee (the "Indenture").

      If the protection provided to the Noteholders of a given class by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Leases, and the proceeds from the sale of Equipment which secures or is leased under the Defaulted Leases. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Leases, and thus may reduce the proceeds to be distributed to the Noteholders.

                                   THE LEASES

      Portfolio Parameters

      As described below, Leases in the aggregate shall be required to comply with certain portfolio concentration criteria (the "Portfolio Concentration Criteria"): [more information will be provided upon the structuring of the transaction]

      The Lease Receivable Statistical Information

      Following is certain statistical information relating to the Lease Receivable pool, calculated as of the Calculation Date and assuming a discount rate of [ ]%. Certain columns may not total 100% due to rounding.

               DISTRIBUTION OF LEASES BY DISCOUNTED LEASE BALANCE

                                                               Percentage of
        Discounted            Number of  Sum of Discounted  Aggregate Discounted
       Lease Balances          Leases      Lease Balances      Lease Balance
       --------------          ------      --------------      -------------
  Greater        Less Than or
   Than           Equal to
   ----           --------

$      1         $  5,000                        $                        %
   5,000           10,000
  10,000           15,000
  15,000           20,000
  20,000           25,000
  25,000           30,000
  30,000           35,000
  35,000           40,000
  40,000           45,000
  45,000           50,000
  50,000           55,000
  55,000           60,000
  60,000           65,000
  65,000           70,000
  70,000           75,000
  75,000           80,000
  80,000           85,000
  85,000           90,000
  90,000           95,000
  95,000          100,000
 100,000          150,000
 150,000          200,000
 200,000          250,000
 250,000          300,000
 300,000          350,000
 350,000          400,000
 400,000          450,000
 450,000          500,000
 500,000          600,000
 600,000          750,000
--------------------------------------------------------------------------------
Total...............................             $                  100.00%
================================================================================

                      DISTRIBUTION OF THE LEASES BY STATE

                                                                Percentage of
                       Number of      Sum of Discounted     Aggregate Discounted
        State           Leases          Lease Balances          Lease Balance
        -----           ------          --------------          -------------
Alabama                                        $                       %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming

              DISTRIBUTION OF LEASES BY REMAINING TERM TO MATURITY

                                                                     Percentage of
                                                     Statistical      Statistical
                                   Percentage of     Discounted       Discounted        Aggregate     Percentage of
                    Number of        Number of      Present Value  Present Value of      Original        Original
Remaining Term       Leases           Leases          of Leases       of Leases       Equipment Cost  Equipment Cost
--------------       ------           ------          ---------       ---------       --------------  --------------
    1 - 12
   13 - 24
   25 - 36
   37 - 48
   49 - 60
   61 - 72
   73 - 84
---------------------------------------------------------------------------------------------------------------------
Total..........                        100%                            100.00%                          100.00%
=====================================================================================================================

               DISTRIBUTION OF LEASES BY ORIGINAL TERM TO MATURITY

                                                                     Percentage of
                                                     Statistical      Statistical
                                   Percentage of     Discounted       Discounted        Aggregate     Percentage of
                    Number of        Number of      Present Value  Present Value of      Original        Original
Original Term        Leases           Leases          of Leases       of Leases       Equipment Cost  Equipment Cost
--------------       ------           ------          ---------       ---------       --------------  --------------
    1 - 12
   13 - 24
   25 - 36
   37 - 48
   49 - 60
   61 - 72
   73 - 84
   85 - 96
---------------------------------------------------------------------------------------------------------------------
Total..........                        100%                            100.00%                          100.00%
=====================================================================================================================

                 DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE

                                                                     Percentage of
                                                     Statistical      Statistical
                                   Percentage of     Discounted       Discounted        Aggregate     Percentage of
                    Number of        Number of      Present Value  Present Value of      Original        Original
  Least Type         Leases           Leases          of Leases       of Leases       Equipment Cost  Equipment Cost
  ----------         ------           ------          ---------       ---------       --------------  --------------
Finance Lease
Operating Lease
---------------------------------------------------------------------------------------------------------------------
Total..........                        100%                            100.00%                          100.00%
=====================================================================================================================

               DISTRIBUTION OF FINANCE LEASES BY PURCHASE OPTION

                                                                     Percentage of
                                                     Statistical      Statistical
                                   Percentage of     Discounted       Discounted        Aggregate     Percentage of
                    Number of        Number of      Present Value  Present Value of      Original        Original
Purchase Option      Leases           Leases          of Leases       of Leases       Equipment Cost  Equipment Cost
---------------      ------           ------          ---------       ---------       --------------  --------------
Nominal Buyout
Fair Market Value
Fixed Purchase Option
---------------------------------------------------------------------------------------------------------------------
Total..........                        100%                            100.00%                          100.00%
=====================================================================================================================

                    DISTRIBUTION OF LEASES BY EQUIPMENT TYPE

                                                                     Percentage of
                                                     Statistical      Statistical
                                   Percentage of     Discounted       Discounted        Aggregate     Percentage of
                    Number of        Number of      Present Value  Present Value of      Original        Original
Equipment Type       Leases           Leases          of Leases       of Leases       Equipment Cost  Equipment Cost
--------------       ------           ------          ---------       ---------       --------------  --------------


---------------------------------------------------------------------------------------------------------------------
Total..........                        100%                            100.00%                          100.00%
=====================================================================================================================

                                USE OF PROCEEDS

      The proceeds from the sale of the Notes will be applied by the Issuer to the acquisition of the related Lease Receivables from the Seller and applied by the Seller to the acquisition thereof from the Originator.

                                 THE ORIGINATOR

      IOS Capital, Inc. ("IOS Capital" or the "Originator"), formerly known as IKON Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON"). The Originator is a wholly-owned subsidiary of IKON. The Originator's corporate headquarters are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208. The Originator's securities are registered under the 1934 Act and is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ending September 30,
1998 and a Quarterly Report on Form 10-Q for the three-month period ending December 31, 1998. A copy of the reports, including the exhibits thereto, will be provided without charge to any person to whom this Offering Circular is delivered upon written request. Requests for such copies should be directed to IOS Capital, Inc., 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208, Attn:
________________ .

Loss and Delinquency Experience

      Delinquencies remained at a consistent level for fiscal 1998 and 1997. During this two-year period, accounts classified as current (less that 30 days past due) ranged from 85% and 91% of the total portfolio balance on a monthly basis. The aging of the Originator's lease portfolio receivables at September 30, 1998 (excluding $275 million of net lease receivables sold under an asset securitization agreement being serviced by the Originator) was as follows:

      The  following  table sets forth  amounts of leases  held in  Originator's
lease  servicing   portfolio  and  the  combined   delinquency  and  foreclosure
experience of leases in the servicing portfolio for the periods indicated:

                            [Tables to be provided]

                                   THE SELLER

      IKON Receivables Funding, Inc. the Seller is a wholly-owned bankruptcy remote subsidiary of IOS Capital, Inc. The Seller was organized for the limited purpose of engaging in transactions described herein and any activities incidental to and necessary or convenient for accomplishment of such purposes and is restricted by its organizational documents and under the Contribution and Sale Agreement from engaging in other activities. In addition, its organizational documents and the Contribution and Sale Agreement require that it operate in a manner such that it should not be consolidated in the bankruptcy estate of IOS Capital, Inc. or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Seller's address is 501 Silverside Road, Suite 28, Wilmington, Delaware 19809.

                             THE INDENTURE TRUSTEE

General

      The Indenture Trustee, [_________] is a banking corporation organized under the laws of ________. The Indenture Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Issuer and the Servicer, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee shall meet the financial and other standards for qualifying as a successor Indenture Trustee under the Indenture. The Servicer may and shall at the direction of the Noteholders evidencing more than 25% of the aggregate outstanding note principal balances of all classes of notes (the "Percentage Interests") may, also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor.

Duties and Immunities of the Indenture Trustee

      The Indenture Trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by the Servicer or the Issuer of any funds paid to the Issuer in consideration of the sale of any Notes. If no Event of Servicing Termination has occurred, then the Indenture Trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Servicing Agreement.

      No recourse is available based on any provision of the Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against [_________], in its individual capacity, and [_________] shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Servicer or any indemnitor, except for such liability as is determined to have resulted from the Indenture Trustee's own negligence or willful misconduct.

      The Indenture Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Indenture Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Indenture Trustee Expenses").

                            DESCRIPTION OF THE NOTES

      The Notes will be issued pursuant to the Indenture to be entered into by the Issuer and the Indenture Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at [1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208 Attn:_________].

General

      The obligations evidenced by the Notes are recourse to the assets pledged to the relevant Asset Pool only and are not recourse to the Originator, the Seller, the Servicer, the Indenture Trustee, the Issuer, or any other Person.

      The Issuer will agree in the Indenture and in the respective Notes to pay to the Noteholders (i) an amount of principal equal to the Initial Note Principal Balance and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective Notes.

Collections

      The Indenture Trustee shall deposit the following funds into the Collection Account ("Available Funds"), which funds received on or prior to the last day of the prior calendar month (the "Calculation Date") shall be available for distribution, pursuant to the Indenture, on the next succeeding Payment
Date:

            (a) Lease Payments (as defined below) due before each Cut-Off Date;

            (b) recoveries from Defaulted Leases (as defined below) to the extent the Originator has not substituted Substitute Leases for such Defaulted Leases (except to the extent required to reimburse unreimbursed Servicer Advances);

            (c) proceeds from repurchases by the Seller of Leases as a result of breaches of representations and warranties by the Seller (such breach a "Warranty Event") to the extent the Originator has not substituted Substitute Leases for such Leases;

            (d) proceeds from investment of funds in the Collection Account;

            (e) Casualty Payments (as defined below);

            (f) Termination Payments (as defined below); and

            (g) Servicer Advances (as defined below).

      A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such lease, payments becoming due before each Cut-Off Date and supplemental or additional payments required by the terms of such a Lease with respect to taxes, insurance, maintenance, or other specific charges shall not be considered Lease Payments hereunder.

      A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of such Lease (such event a "Casualty Loss"), in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

      A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease ( such Lease, an "Early Termination Lease") (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the beneficial owner thereof, and the Lessee.

      "Defaulted Leases" are (i) Leases that have become more than 120 days delinquent or (ii) Leases that have been charged off by the Servicer.

Distributions

      Unless an Event of Default and acceleration of the Notes has occurred or a Restricting Event has occurred, on or before each Payment Date, the Servicer will instruct the Indenture Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority:

      (a)      [ ];

      (b)      [ ];

      (c)      [ ];

      (d)      [ ]; and

      (e)      [ ].

      If an Event of Default and acceleration of the Notes has occurred or a Restricting Event has occurred, on or before each Payment Date, the Servicer will instruct the Indenture Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority:

      (a)      [ ];

      (b)      [ ];

      (c)      [ ];

      (d)      [ ];

      (e)      [ ];

      (f)      [ ]; and

      (g)      [ ].

      "Restricting Events" with respect to any series include the following:

      (a)   an event of default by the Servicer under the Servicing Agreement;

      (b)   Events of Default (as defined herein); and

      (c)   replacement of the Servicer.

      "Outstanding Principal Amount" means with respect to any Class of Notes and any date of determination the difference between (a) the initial principal amount of the Notes of such Class at the issuance thereof, less (b) all amounts previously distributed with respect to such Class as principal.

Prepayment and Yield Considerations

      The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any series may also be affected by any repurchase of the underlying Leases by the Originator pursuant to the Contribution and Sale Agreement. In such event, the application of the repurchase price will decrease the aggregate Discounted Lease Balance, causing the corresponding weighted average life of the Notes to decrease.

      Subject to certain limitations, the Originator will have the option to substitute Eligible Leases having similar characteristics for either Defaulted Leases, Warranty Leases, or Adjusted Leases. The Originator may substitute for Defaulted Leases, Adjusted Leases, or Warranty Leases in an aggregate amount not to exceed _____% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Defaulted Leases and in an aggregate amount not to exceed ____% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of an Early Termination Lease which has been prepaid in full, the Originator will have the option to transfer an additional lease of similar characteristics (each an "Additional Lease"). The Substitute Leases and Additional Leases must have a Discounted Lease Balance of not less than the Discounted Lease Balance of the Leases being replaced and the monthly payments on the Substitute Lease will be at least equal to those of the replaced Lease through the term of such replaced Lease. In the event that a Substitute Lease is not provided for a Defaulted Lease, the aggregate Discounted Lease Balance of the Leases will be reduced in an amount at least equal to the Discounted Lease Balance of the Defaulted Lease, plus any delinquent payments.

      The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

      The Scheduled Final Payment Date for the Notes is [ ]. This date is the date on which the note principal balance would be reduced to zero, assuming, among other things, (i) prepayments with respect to the Leases are received at a rate of [ ]% CPR and (ii) the modeling assumptions apply. The weighted average life of the Notes is likely to be shorter than would be the case if payments actually made on the Leases conformed to the foregoing assumptions, and the final Payment Date with respect to the Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults, and because the Originator is obligated to repurchase Leases in the event of breaches of representations and warranties.

      "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal payments (including Lease payments and prepayments) on the Leases are made. Principal payments on Leases may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Leases). The weighted average lives of the Notes will also be influenced by delays associated with realizing on Defaulted Leases. The prepayment model used in this Prospectus Supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Leases. The CPR assumes that a fraction of the outstanding Lease Pool is prepaid on each Payment Date, which implies that each Lease in the Lease Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Lease Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full.]

Weighted Average Lives of the Notes

      The following tables set forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, assuming a CPR of [ ]%.

                           PERCENTAGE OF INITIAL NOTE
                         PRINCIPAL BALANCE OUTSTANDING

                                     Notes

                             Prepayment Speed (CPR)

   Payment                     0%        2%        4%        6%         8%
    Date
--------------------------------------------------------------------------------
Closing Date


--------------------------------------------------------------------------------
Weighted Average
  Life (years)

      The Leases will not have the characteristics assumed above, and there can be no assurance that (i) the Leases will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Leases, which will include Leases that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Notes will differ from those set forth above, even if all of the Leases prepay at the indicated constant prepayment rates.

      The effective yield to Noteholders will depend upon, among other things, the price at which such Notes are purchased, and the amount of and rate at which principal, including both scheduled and Lease Payments thereof, is paid to the Noteholders. See "Special Considerations - Maturity and Prepayment Considerations" in the Prospectus.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

      The following summary describes certain terms of each Transaction Document pursuant to which the Asset Pool will be created and the Notes will be issued. For purposes of this Prospectus Supplement, the term "Transaction Document" as used with respect to an Asset Pool means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the Asset Pool, the servicing of the related Lease Receivables and the issuance of the Notes, including, without limitation, the Indenture, pursuant to which any Notes shall be issued. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions in each respective Transaction Document.

Acquisition  of the  Lease  Receivables  Pursuant  to a  Contribution  and  Sale
Agreement

      On the Closing Date, the Seller will acquire the related Lease Receivables from the Originator pursuant to the Contribution and Sale Agreement in which the Originator will make certain representations and warranties concerning the Lease Receivables. The rights and benefits of the Seller under the Contribution and Sale Agreement will be assigned to the Issuer as collateral for the Notes by the Seller pursuant to the Lease Receivables Transfer Agreement. The obligations of the Seller and the Servicer under such Transaction Documents include those specified below.

Acquisition of the Lease Receivables Pursuant to a Lease Receivables Transfer Agreement

      On the Closing Date, the Issuer will acquire the related Lease Receivables from the Seller pursuant to the Lease Receivables Transfer Agreement. The Issuer will pledge the Issuer's right, title and interests in and to such Lease Receivables to the Indenture Trustee on behalf of Noteholders pursuant to the Indenture. Certain of the rights and benefits of the Issuer under the Lease Receivables Transfer Agreement will be assigned to the Indenture Trustee on behalf of Noteholders as collateral for the Notes by the Issuer pursuant to the Indenture.

Repurchase Obligation

      The Originator will be obligated to repurchase from the Issuer its interest in any Lease transferred to the Issuer or pledged to an Indenture Trustee on behalf of the Noteholders, in which any representation or warranty of the Originator under the Transaction Documents has been breached, which breach has not been cured following discovery of such breach (each a "Warranty Lease"). In addition, the Originator may from time to time reacquire certain Leases or substitute other Substitute Leases for such Leases subject to specified conditions set forth in the related Transaction Documents.

      The Indenture Trustee will have possession of the Leases and the documents in the files relating thereto (the "Lease Files") not retained by the Servicer for its servicing purposes, and the Servicer will retain copies of any other documents which relate to the Lease Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Lease Receivable. Prior to transfer of the Lease Receivables to the Issuer, the Servicer will cause its electronic ledger to be marked to show that such Lease Receivables have been transferred to the Seller and then to the Issuer, and the Originator and the Seller will file UCC financing statements reflecting the sale and assignment of the Lease Receivables in certain jurisdictions, as required by the Contribution and Sale Agreement, the Lease Receivables Transfer Agreement and the Servicing Agreement. See "Certain Legal Aspects of the Lease Receivables" in the Prospectus.

Substitutions

      Pursuant to the Transaction Documents, in addition to Warranty Leases, the Originator will have the option to substitute Eligible Leases for Defaulted Leases, Leases which have undergone modifications or adjustments to the terms of such leases (each an "Adjusted Lease"), and Leases that have prepaid, up to a maximum of [ %] of the aggregate Discounted Lease Balance of the Leases contributed to the pool, provided the following conditions are met:

            (i) At the time of substitution, the substituted Eligible Leases have in the aggregate Discounted Lease Balances of not less than the Discounted Lease Balance of the Leases being replaced;

            (ii) Substitutions by the Originator shall be approximately the same weighted average life of the remaining originally scheduled Lease payments in the pool and shall not extend the final maturity of the pool beyond the original maturity of the initial Leases in the pool.

      Each Substitute Lease shall be a Lease, satisfying certain representations and warranties set forth in the Servicing Agreement, the Indenture, the Contribution and Sale Agreement, and the Lease Receivables Transfer Agreement (a "Substitute Lease") as of the related Substitute Lease Cut-Off Date. In addition, the following conditions must be satisfied:

            (i) as of the related Substitute Lease Cut-Off Date, the Substitute Leases then being transferred have in the aggregate Discounted Lease
      Balances that are not less than the aggregate of the Discounted Lease Balances of the Leases being replaced; and

            (ii) no substitution shall be permitted if, after giving effect to such substitution, (x) the sum of the Lease Payments on all Leases due in any Remittance Period thereafter would be less than (y) the sum of the Lease Payments which would otherwise be due in such Remittance Period.

[Security Interest]

      The Noteholders will be secured by [the security will be described when the structuring of the transaction is available].

Representations and Warranties of the Originator and the Seller

      [The representation and warranties will be described when the structuring of the transaction is available.]

Indemnification

      [The indemnification provisions will be described when the structuring of the transaction is available.]

The Accounts

      The Servicer will maintain an account (the "Collection Account") in the name of the Indenture Trustee to which all Lease Payments received under each Lease (including any residual proceeds and late charges), any recoveries for Defaulted Leases if not substituted for, proceeds of Casualty Losses and Early Termination Leases, and payments by the Seller in connection with a Warranty Event will be directed within at least two (2) Business Days of receipt by the Servicer, but excluding any Excluded Amounts.

      Amounts exempt from deposit into the Collection Account ("Excluded Amounts"), including (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections representing reimbursements of insurance premiums or payments for services that were not financed by the Seller; (iii) other non-contract or rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures; and (iv) collections with respect to repurchased Leases.

Available Funds

      Available Funds for any Payment Date shall include funds received on or prior to the related Calculation Date, net of any Excluded Amounts, will be available for distribution by the Indenture Trustee on each Payment Date and will include:

            (i) Lease Payments (including residual proceeds and late charges);

            (ii) Servicer Advances;

            (iii) recoveries on Defaulted Leases to the extent the Servicer has not substituted an Eligible Lease for such Defaulted Lease;

            (iv) proceeds from a Casualty Loss or Early Termination Lease;

            (v) proceeds from repurchases by the Seller due to a Warranty Event; and

            (vi) proceeds from investment of funds in the Collection Account.

Priority of Payments

      On each Payment Date prior to the occurrence and continuance of an Event of Default and acceleration of the Notes or a Restricting Event, Available Funds will be distributed by the Indenture Trustee in the following order of priority:

(i)      [ ];

(ii)     [ ];

(iii)    [ ];

(iv)     [ ];

(v)      [ ].

      On each Payment Date after the occurrence and during the continuance of an Event of Default or Restricting Event, Available Funds will be distributed by the Indenture Trustee in the following order of priority:

(i)      [ ];

(ii)     [ ];

(iii)    [ ];

(iv)     [ ];

(v)      [ ];

(vi)     [ ];

(vii)    [ ];

(viii)   [ ].

      Any one or more of the following will be a Restricting Event under the Indenture with respect to the Notes:

      (i)   an event of default by the servicer under the Servicing Agreement;

      (ii)  Events of Default (as defined herein);

      (iii) replacement of the servicer;

Interest

[Information on the interest payable to Noteholders will be provided in accordance with the structuring of the transaction.]

Principal

[Information on the principal payable to Noteholders will be provided in accordance with the structuring of the transaction.]

Withholding

      The Indenture Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than DTC, then in the event that the Indenture Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Indenture Trustee shall indicate the amount withheld annually to such Noteholders.

Optional Redemption

      The Servicer will have the option, subject to certain conditions, to redeem all, but not less than all, of the Notes as of any Payment Date on which the aggregate Discounted Lease Balance as of the related Calculation Date is less than or equal to 10 % of the aggregate Discounted Lease Balance as of the Cut-off Date.

The Servicer

      IOS Capital, Inc. in its servicing role (the "Servicer") will service the Lease Receivables comprising an Asset Pool pursuant to a Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-Servicers, but will not be relieved of its liabilities with respect thereto.

      The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Transaction Documents An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Default by the Servicer under the related Transaction Documents.

Servicing Agreement

      The Servicer and the Issuer will enter into a Servicing Agreement on or prior to the Closing Date that will further detail the procedures for Lease
Payment collections and Equipment remarketing. In general, the Servicer in accordance with the Servicer's policies and procedures will manage, service, administer, collect and enforce the Leases on behalf of the Issuer in accordance with its customary procedures, and shall have full power and authority to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. The Servicer's duties will include collection and posting of all payments, responding to inquiries of obligors regarding the Leases, investigating delinquencies and making required Servicer Advances, remitting payments to the Collection Account in a timely manner, furnishing monthly and annual statements with respect to collections and payments, using commercially reasonable efforts to dispose of any related Equipment that has been pledged to the Indenture Trustee upon the expiration or termination of a Lease, and using its best efforts to maintain the perfected security interest of the Indenture Trustee on behalf of the Noteholders and their respective interests, if any, in the related Equipment to the extent required herein.

Remittance and Other Servicing Procedures

[Information will be provided in accordance with the structuring of the transaction.]

Servicing Compensation and Payment of Expenses

      For its servicing of the Leases, the Servicer will receive servicing compensation including a monthly fee (the "Servicer Fee") for each Remittance Period (payable on the next succeeding Payment Date) and Servicing Charges.

      The servicing compensation will compensate the Servicer for customary equipment Lease servicing activities to be performed by the Servicer for the Issuer, additional administrative services performed by the Servicer on behalf of the Issuer, and expenses paid by the Servicer on behalf of the Issuer.

      The Servicer, as an independent contractor on behalf of the Issuer for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Lease Receivables and enforcing and making collections on the Leases and for the enforcing of any security interest in any item of Equipment, all as set forth in the Servicing Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Lessees, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee, making advances (each a "Servicer Advance"), providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Issuer in the Equipment and the Leases.

Reports to Noteholders

      On or prior to each Payment Date, the Servicer or the Indenture Trustee, as applicable, will forward or cause to be forwarded to each holder of record of such class of Notes a statement or statements with respect to the Asset Pool setting forth the information specifically described in the Transaction Document (such statements, collectively, the "Servicer Reports") which generally will include the following information:

            (i) the amount of the distribution with respect to each class of Notes;

            (ii) the amount of such distribution allocable to principal;

            (iii) the amount of such distribution allocable to interest;

            (iv) the Asset Pool balance, if applicable, as of the close of business on the last day of the related Remittance Period;

            (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Notes after giving effect to all payments reported under
      (ii) above on such Payment Date;

            (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period; and

            (vii) the amount of the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for such Remittance Period.

      Each amount set forth pursuant to clauses (i), (ii), (iii) and (v) with respect to the Notes of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes, as applicable.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer, or the Servicer on behalf of the Issuer, will provide to the Noteholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

      The "Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Calculation Date representing the ratio of (x) the note principal balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Note Principal Balance.

      The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Calculation Date representing the ratio of (x) the aggregate Discounted Lease Balance as of the end of the immediately preceding Remittance Period to (y) the aggregate Discounted Lease Balance as of the Cut-Off Date.

      In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, [ ], the Indenture Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.]

Evidence as to Compliance

      The Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Indenture Trustee and each Rating Agency dated not later than [ ], and annually as of the same month thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Lease Receivables and the Lease Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the
Servicer's certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Lease Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Servicing Agreement, that the information contained in the Servicer's certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before [ ] of each year, commencing on [ ], the Servicer shall deliver to the Indenture Trustee and each Rating Agency a copy of such statement.

      The Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Indenture Trustee not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

      The Servicing Agreement will provide that the Servicer, upon request of the Indenture Trustee, will furnish to the Indenture Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.

Certain Matters Relating to the Servicer

      The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

Events of Servicing Termination

      [information will be provided upon the structuring of the transaction]

[Rights Upon an Event of Servicing Termination]

      [information will be provided upon the structuring of the transaction]

Events of Default

      [information will be provided upon the structuring of the transaction]

Early Retirement of the Notes

      [information will be provided upon the structuring of the transaction]

Amendment

      Each of the Transaction Documents may be amended by the parties thereto, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Documents or of modifying in any manner the rights of such Noteholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee materially and adversely affect the interests of any such Noteholder. The Transaction Documents may also be amended by the Issuer, the Servicer, and/or the Indenture Trustee, as applicable, with the consent of the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Documents or of modifying in any manner the rights of such Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Lease Receivables or distributions that are required to be made for the benefit of such Noteholders or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of all of the Noteholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following paragraphs together with the description of federal income tax consequences detailed in the Prospectus under the heading "Material Federal Income Tax Consequences" sets forth a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the notes offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and the Prospectus does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

      The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables.

[Additional disclosure will be provided based on the structuring of the transaction.]

                              ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

      In addition to the matters described below, purchasers of Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Notes.

      Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes, a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by a Department of Labor class exemption.

      Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA, are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

      Any Benefit Plan fiduciary considering the purchase of a Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                    RATINGS

      It is a condition to the issuance of the Notes that the [Class A] Notes be rated [ ] by _______ and [ ] by _________, and the [Class B] Notes be rated [ ] by ________ and [ ] by ______. The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is not assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of prepayments on the return of principal to the Noteholders.

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Notes dated [ ], the Issuer has agreed to sell and Lehman Brothers (the "Underwriter") has agreed to purchase, the Notes. The Issuer is affiliated with IOS Capital.

      In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

      The Underwriter has advised the Issuer that it proposes to offer the Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act"). Noteholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

      No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

      The Transaction Documents and the Underwriting Agreement provide that the Servicer and Issuer will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

      For further information regarding any offer or sale of the Notes pursuant to this Prospectus Supplement and the Prospectus, see "Underwriting" in the Prospectus.

                                 LEGAL OPINIONS

      Certain legal matters relating to the Notes will be passed upon for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP and for the Underwriter by Dewey Ballantine LLP, New York, New York.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                                            Page
                                                                            ----

Additional Lease..............................................................21
Adjusted Lease................................................................23
Asset Pool.....................................................................8
Available Funds............................................................6, 19
Benefit Plan..................................................................29
Calculation Date...........................................................6, 19
Casualty Loss.................................................................20
Casualty Payment..............................................................20
Class A Notes..................................................................5
Class B Notes..................................................................5
Closing Date...................................................................5
Collection Account............................................................24
Commission.....................................................................2
Conditional Prepayment Rate...................................................21
Contribution and Sale Agreement...............................................12
CPR...........................................................................21
Cut-Off Date...................................................................5
Defaulted Leases..............................................................20
Discounted Lease Balance.......................................................8
Discounted Present Value of the Leases.........................................8
Early Termination Lease.......................................................20
Equipment......................................................................8
Events of Default..............................................................7
Excluded Amounts..............................................................24
IKON..........................................................................18
Indenture Trustee Expenses....................................................19
Indenture Trustee Fee.........................................................19
Initial Note Principal Balance.................................................6
IOS Capital...................................................................18
IRA...........................................................................29
Lease Payment.................................................................20
Lease Receivables..............................................................8
Lease Receivables Transfer Agreement..........................................12
Leases.........................................................................8
Lessee.........................................................................8
Lessor.........................................................................8
Note Factor...................................................................27
Noteholders...................................................................12
Notes..........................................................................5
Originator....................................................................18
Outstanding Principal Amount...............................................7, 21
Percentage Interests..........................................................18
Plan Assets Regulation........................................................29
Pool Factor...................................................................27
Portfolio Concentration Criteria..............................................13
PTCE..........................................................................29
Restricting Events............................................................20
Securities Act................................................................30
Servicer......................................................................25
Servicer Advance..............................................................26
Servicer Default..............................................................25
Servicer Fee..................................................................26
Servicer Reports..............................................................26
Servicing Officer.............................................................27
Substitute Lease..............................................................23
Supplementary Report..........................................................27
Termination Payment...........................................................20
Transaction Document..........................................................22
Underwriters..................................................................29
Underwriting Agreement........................................................29
Warranty Event................................................................19
Warranty Lease................................................................23
Weighted Average Life.........................................................21

PROSPECTUS
================================================================================

IKON Receivables, LLC                                       Lease-Backed Notes
Issuer                                                      Issuable in Series

================================================================================

IKON Receivables, LLC may sell, from time to time, a series of its lease-backed notes, backed solely by a pool of office equipment leases or contracts and related assets.

--------------------------------------------------------------------------------
[IKON LOGO]
--------------------------------------------------------------------------------

You should read the section entitled "Risk Factors" starting on page 6 of this prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the Issuer only and are not interests in or obligations of any other person.

Except as otherwise described in the related prospectus supplement, the notes will not be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of such securities.

--------------------------------------------------------------------------------

The Notes --

      The notes will be issued in series consisting of one or more classes on terms to be determined at the time of sale. Any series of notes may include one or more classes or subclasses of notes that are subordinate in right of distribution to the rights of distribution of one or more other classes or subclasses of such series. The relative interests of the senior notes and the subordinated notes may be subject to adjustment from time to time on the basis of the distributions received.

The Assets --

      The assets of the issuer backing each series of notes may consist of any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations, together with all monies received relating thereto, funds on deposit in one or more accounts and such forms of credit support as are described herein and in the related prospectus supplement. The indenture trustee, on behalf of the noteholders, will not have any interest in or recourse to any equipment or property relating to any leases or other contracts, except under certain circumstances.

Underwriting --

      The notes offered by this prospectus and the related prospectus supplement will be offered by one or more underwriters specified in this prospectus and the related prospectus supplement. It is expected that delivery of the notes will be made in book-entry form through the facilities of Depository Trust Company. In connection with this offering, the underwriters may overallot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is __________ 1999.

          IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the notes in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of notes, and (2) the prospectus supplement, which describes the specific terms of your series of notes.

      This prospectus does not contain complete information about the offering of your securities. Additional information is contained in the prospectus supplement. You are urged to read both this prospectus and the prospectus supplement in full. We can not sell the securities to you unless you have received both this prospectus and the prospectus supplement.

      If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      The prospectus supplement relating to a series of securities to be offered hereunder will state:

      o the aggregate principal amount, interest rate, and authorized denominations of each class of such notes;

      o certain information concerning the lease receivables, and the transaction parties;

      o     the terms of any credit enhancement with respect to such series;

      o     the terms of any insurance related to the lease receivables;

      o information concerning any other assets backing the notes, including any reserve fund;

      o     the final scheduled payment date of each class of such notes;

      o the method to be used to calculate the amount of principal required to be applied to the notes of each class of such series on each payment date, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of principal to be so applied;

      o     the payment dates;

      o additional information with respect to the plan of distribution of such notes; and

      o     the federal income tax characterization of the notes.

                                    REPORTS

      The issuer will be required to file certain reports with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The issuer intends to suspend filing such reports if and when such reports are no longer required under the Securities Exchange Act.

                      WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

      New York Regional Office            Chicago Regional Office
      Seven World Trade Center            Citicorp Center
      Suite 1300                          500 West Madison Street, Suite 1400
      New York, NY  10048                 Chicago, Illinois 60661

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that all documents and reports filed by the issuer with respect to an asset pool pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of securities evidencing interests therein shall be deemed to be a part of this prospectus.

      This prospectus is part of a registration statement filed by the issuer with the SEC (Registration No. 333-_______). You may request a free copy of this filing by writing or calling:

                                IOS Capital, Inc.
                                1738 Bass Road
                                P.O. Box 9115
                                Macon, GA 31208
                                (912) 471-2300

      You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or the accompanying prospectus supplement.

                               TABLE OF CONTENTS

                                                                            Page

IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT..........................i
REPORTS........................................................................i
WHERE YOU CAN FIND MORE INFORMATION...........................................ii
PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................6
THE ASSET POOLS................................................................9
THE ISSUER....................................................................10
THE LEASES....................................................................10
POOL FACTORS..................................................................13
USE OF PROCEEDS...............................................................13
THE ORIGINATOR'S LEASING BUSINESS.............................................13
THE INDENTURE TRUSTEE.........................................................18
DESCRIPTION OF THE NOTES......................................................18
DESCRIPTION OF THE TRANSACTION DOCUMENTS......................................24
CERTAIN LEGAL ASPECTS OF THE LEASES...........................................30
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................32
RATINGS.......................................................................37
ERISA CONSIDERATIONS..........................................................37
PLAN OF DISTRIBUTION..........................................................37
LEGAL OPINIONS................................................................38
EXPERTS.......................................................................38
ADDITIONAL INFORMATION........................................................38
INDEX OF TERMS................................................................40

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

o This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.

PARTIES

Issuer

IKON Receivables, LLC, a Delaware limited liability company. The issuer's principal executive offices are located at 501 Silverside Road, Suite 28, Wilmington, DE 19809.

For more information about the issuer you should read the section titled "The Issuer," herein.

Originator

IOS Capital, Inc., a Delaware corporation formerly known as IKON Capital Inc., a wholly-owned subsidiary of IKON Office Solutions, Inc ("IKON"). The originator's principal executive offices are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208 and its telephone number is (912) 471-2300.

For more information about the originator you should read the section titled "The Originator's Leasing Business," herein.

Seller

IKON Receivables Funding, Inc., a Delaware special purpose corporation. The seller's principal executive offices are located at 501 Silverside Road, Suite 28, Wilmington, DE 19809.

Servicer

The servicer for each series will be identified in the related prospectus supplement. The servicer, which may be the originator, will service the lease receivables backing each series of notes pursuant to the related Servicing Agreement. The servicer may subcontract all or any portion of its obligations as servicer under each Servicing Agreement to a qualified subservicer but the servicer will not be relieved thereby of its liability with respect thereto.

For more information about the role of the Servicer you should read the section titled "Description of the Transaction Documents--The Servicer," herein and the related prospectus supplement.

Indenture Trustee

With respect to any series of notes, the indenture trustee specified in the related prospectus supplement.

For more information about the indenture trustee you should read the section titled "The Indenture Trustee" herein and in the related prospectus supplement.

The Notes

Each class of notes of any series will represent non-recourse debt obligations of the issuer which, unless otherwise specified in the related prospectus supplement, are secured solely by a related segregated pool of assets (each an "asset pool"), as described herein and in the related prospectus supplement.

o With respect to each series of notes, the issuer will enter into an indenture (each, an "indenture") by and between the issuer and the trustee named in such indenture. Each indenture will describe the respective rights of the noteholders of each of the related classes of notes to the funds derived from the related asset pool and will detail the security for the debt issued thereunder by the related issuer.

o For purposes of this prospectus, the term "transaction document" as used with respect to any individual asset pool means, collectively, and except as otherwise described in the related

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                                       1

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      prospectus   supplement,   any  and  all   agreements   relating   to  the
      establishment of an asset pool, if any, the servicing of the related lease receivables and the issuance of the related notes.

o The notes will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Tax Considerations"), of the servicer, the seller or any person other than the issuer.

o Additionally, all of the notes offered pursuant to this prospectus and the related prospectus supplement will be of the fixed-income type ("fixed income securities"). Fixed income securities will generally be styled as debt instruments, having a principal balance and a specified interest rate. Fixed income securities will represent debt secured by certain assets of the issuer.

      Each series or class of fixed income securities offered pursuant to this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of fixed income securities described therein, or the initial interest rate and the method for determining subsequent changes to the interest rate.

      A series may include one or more classes of fixed income securities ("stripped notes") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of notes may include two or more classes of fixed income securities that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related asset pool. Any such series may include one or more classes of fixed income securities ("accrual notes"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of accrual notes which are also stripped notes) thereof on each payment date, as hereinafter defined, or in the manner described in the related prospectus supplement.

      If so provided in the related prospectus supplement, a series may include one or more other classes of fixed income securities (collectively, the "senior notes") that are senior to one or more other classes of fixed income securities (collectively, the "subordinate notes") in respect of certain distributions of principal and interest and allocations of losses on lease receivables.

      For more  information  about the notes you should read the section  titled
      "Description   of  the  Notes"  herein  and  in  the  related   prospectus
      supplement.

Remittance Period

Each Transaction Document will describe a period preceding each payment date (for example, in the case of monthly-pay notes, the calendar month preceding the month in which a payment date occurs). As more fully described in the related prospectus supplement, collections received on or with respect to the related lease receivables constituting an asset pool during a remittance period will be required to be remitted by the servicer to the indenture trustee prior to the related payment date and may be used to fund payments to noteholders on such payment date or to acquire additional lease receivables.

Payment Date

As provided in the related transaction document and as described in the related prospectus supplement, the noteholders will be entitled to receive payments on the notes on specified dates (each, a "payment date"). Payment dates with respect to fixed income securities will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement.

Record Date

The related prospectus supplement will describe a date preceding such payment date, as of which the issuer or its paying agent will fix the identity of the holders of the notes for the purpose of receiving payments on the next succeeding payment date.

Cross-Collateralization

Except as described below, the source of payment for notes of each series will be the related asset pool only. To the extent described in the related prospectus supplement, a series or class of notes may include the right to receive moneys from a common

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                                       2
pool of credit enhancement which may be available for more than one series of notes.

Asset Pool

As specified in the related prospectus supplement, each asset pool may consist of:

o Any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations, together with all monies due relating thereto (the "leases").

o The seller's interests (other than its ownership interests) in the underlying equipment and related property, together with the proceeds thereof (the "equipment" and together with the leases, the "lease receivables").

o Amounts held in accounts established by the servicer pursuant to the transaction documents.

o Proceeds and recoveries on insurance policies and the disposition of repossessed equipment.

o     Credit enhancement with respect to an asset pool or any class of notes.

For more information about credit enhancement you should read the section titled "Description of the Transaction Documents--Credit and Cash Flow Enhancement" herein and in the related prospectus supplement.

o In addition, if so specified in the related prospectus supplement, the asset pool may include monies on deposit in a pre-funding account to be established with the indenture trustee, which will be used to acquire additional lease receivables from time to time during the "pre-funding period" specified in the related prospectus supplement.

o If so specified in the related prospectus supplement, the asset pool may be subject to a revolving period during which additional lease receivables may be placed in the asset pool with the proceeds of payments on existing lease receivables. In this event principal payments to the noteholders may be reduced or eliminated until the end of such revolving period.

For more information about the asset pool you should read the section titled "The Asset Pool" herein and in the related prospectus supplement.

The Leases

o The leases are obligations for the lease or purchase of the equipment, or evidence borrowings used to acquire or refinance the equipment, entitling the obligee thereunder (the "lessor") to receive a stream of scheduled payments (the "scheduled payments") and related payments and, in some cases, to either the return of the equipment at the termination of the related lease or, with respect to certain of the leases, the payment of a purchase price for the equipment at the election of the obligor thereunder (the "lessee").

o The originator will transfer the lease receivables comprising each asset pool to the seller pursuant to a Contribution and Sale Agreement (as defined herein) and the seller will transfer such lease receivables to the issuer pursuant to a Lease Receivables Transfer Agreement (as defined herein). The issuer will then pledge all of its right, title and interest in and to such lease receivables to an indenture trustee on behalf of noteholders pursuant to an indenture. The leases transferred to the issuer and pledged to the indenture trustee shall have a discounted lease balance (as defined below) specified in the related prospectus supplement.

o The "discounted lease balance" of a lease as of any cut-off date is the present value of all of the remaining payments scheduled to be made with respect to such lease, discounted at a rate and frequency specified in the related prospectus supplement.

For more information about the leases you should read the section titled "The Leases" herein and in the related prospectus supplement.

Registration of Notes

Notes may be represented by global notes registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, noteholders will not be entitled to receive definitive notes representing such noteholders' interests, except in certain limited circumstances described in the related prospectus supplement.

For more information about the form of the Notes you should read the section titled "Description of the

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                                       3

--------------------------------------------------------------------------------

Notes--Book   Entry   Registration"   herein  and  in  the  related   prospectus
supplement."

Credit and Cash Flow Enhancement

If and to the extent specified in the related prospectus supplement, credit enhancement with respect to an asset pool or any class of notes may include any one or more of the following:

o a policy issued by an insurer specified in the related prospectus supplement (a "note insurer"),

o     overcollateralization,

o     subordination of certain classes of notes,

o     a reserve account,

o     letters of credit,

o     credit or liquidity facilities,

o     third party payments or other support,

o     cash deposits or other similar arrangements.

Any form of credit enhancement will have certain limitations and exclusions from
coverage  thereunder,   which  will  be  described  in  the  related  prospectus
supplement.

For more information about credit and cash flow enhancement you should read the section titled "Description of the Transaction Documents--Credit and Cash Flow Enhancement" herein and in the related prospectus supplement.

Servicer's Compensation

The servicer shall be entitled to receive a fee for servicing the leases of each asset pool equal to a specified percentage of the value of the assets comprising such asset pool, as set forth in the related prospectus supplement.

For more  information  on how the  servicer  will be paid,  you should  read the
section   titled   "Description   of   the   Transaction    Documents--Servicing
Compensation" herein and in the related prospectus supplement.

Certain Legal Aspects of the Leases

With respect to the transfer of the leases to the seller by the originator pursuant to the Contribution and Sale Agreement, by the seller to the issuer pursuant to the Lease Receivables Transfer Agreement and the pledge of the issuer's right, title and interest in and to such leases on behalf of noteholders pursuant to an indenture, the originator, the seller and the issuer, respectively, will warrant, in each case, that such transfer is either a valid transfer and assignment of the leases or the grant of a security interest in the leases. Each prospectus supplement will specify what actions will be taken by which parties as will be required to perfect either the issuer's or the noteholders' security interest in the leases. The indenture trustee, on behalf of the noteholders, will not have any interest in or recourse to any equipment or property relating to the leases, except under certain circumstances.

Each prospectus supplement will specify if the originator, the seller or the issuer has filed or will be required to file UCC financing statements identifying the equipment as collateral pledged in favor of the issuer or indenture trustee on behalf of the noteholders. In the absence of such filings any security interest in the equipment will not be perfected in favor of the issuer or indenture trustee. See "Risk Factors--No Ownership Interest in the Equipment."

For more information about the transfer of leases, you should read the section titled "Certain Legal Aspects of the Leases" herein and in the related prospectus supplement.

Optional Termination

The servicer, the seller, the issuer, or, if specified in the related prospectus supplement, certain other entities may, at their respective options, effect early retirement of a series of notes under the circumstances and in the manner set forth herein under "Description of the Transaction Documents-- Termination" and in the related prospectus supplement.

For more information about the early retirement of the notes optional termination of the notes you should read the section titled "Description of the Transaction Documents--Termination" herein and in the related prospectus supplement.

Mandatory Termination

The issuer, the servicer or certain other entities specified in the related prospectus supplement may

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                                       4

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be  required  to effect  early  retirement  of all or any portion of a series of notes by soliciting competitive bids for the purchase of the related asset pool or otherwise, under other circumstances and in the manner specified in "Description of the Transaction Documents--Termination" herein and in the related prospectus supplement.

For more information on the mandatory termination of the notes you should read the section titled "Description of the Transaction Documents--Termination" and "Description of the Notes--Mandatory Termination" herein and in the related prospectus supplement.

Tax Considerations

Lease-backed notes of each series offered hereby will constitute indebtedness for federal income tax purposes. Dewey Ballantine LLP, special tax counsel to the Issuer, will render an opinion upon issuance of a series of notes as to the tax characteristics of the notes. Investors are urged to consult their tax advisors.

For more information on the tax consequences of owning such notes you should read the section titled "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus and the related prospectus supplement, we expect that pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

For more information on the ERISA considerations of the purchase of such notes you should read the section titled "ERISA Considerations" herein and in the related prospectus supplement.

Ratings

Each class of notes offered pursuant to this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "rating agencies". Such ratings will address, in the opinion of such rating agencies, the likelihood that the issuer will be able to make timely payment of all amounts due on the related notes in accordance with their terms.

For more information on the ratings on the notes please read the section titled "Ratings" herein and in the related prospectus supplement.

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                                       5

                                  RISK FACTORS

      Prospective noteholders should consider, among other things, the following factors in connection with the purchase of the notes:

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Limited Liquidity                   There is currently no public  market for the
                                    notes. There are no assurances that one will develop. The underwriters expect, but are not obligated, to make a market in the notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, noteholders may not be able to liquidate their investment in the notes prior to maturity.

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No Ownership Interest               The  originator  will  transfer  all  of its
  in the Equipment                  right,  title and interest in the  equipment
                                    related  to the  leases to the  seller.  The
                                    seller will  assign its  interest as secured
                                    party in the  equipment  relating to certain
                                    of the leases to the  issuer,  which will in
                                    turn pledge such  interest to the  indenture
                                    trustee. The seller will not transfer any of
                                    its  ownership   interests  in  any  of  the
                                    equipment  to the  issuer.  Because of this,
                                    the  indenture  trustee,  on  behalf  of the
                                    noteholders,  will  have no  interest  in or
                                    recourse to any of the equipment  other than
                                    by virtue of the  assignment of the seller's
                                    interest as secured party in such  equipment
                                    to the  issuer  and the  issuer's  pledge of
                                    such interest to the indenture trustee. As a
                                    result,  the indenture trustee may be unable
                                    to foreclose  on the  equipment in the event
                                    of a  default  by a lessee  on any lease and
                                    noteholders   may   experience   delays   in
                                    receiving payments and suffer a loss of their investment in the notes. See "Certain
                                    Legal Aspects of the Lease Receivables."

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Restrictions on Recoveries          State   laws   impose    requirements    and
                                    restrictions  relating to foreclosure  sales
                                    and obtaining deficiency judgments following
                                    the  repossession  of  collateral   securing
                                    leases.  In the  event  that  the  indenture
                                    trustee  must rely on the  repossession  and
                                    disposition    of   equipment   to   recover
                                    scheduled  payments due on defaulted leases,
                                    the  indenture  trustee and the  noteholders
                                    may not  realize the full amount due (or may
                                    not  realize  the  full  amount  on a timely
                                    basis).   Also,  the  indenture  trustee  on
                                    behalf  of  the  noteholders  will  have  no
                                    interest in or  recourse  to, and no ability
                                    to  repossess   or  dispose  of,   equipment
                                    relating to the leases. Other factors that may affect the ability of the Issuer to realize the full amount due on a lease include:

                                        o    whether  financing   statements  to
                                             perfect  the  security  interest in
                                             the equipment had been filed,

                                        o    depreciation,

                                        o    obsolescence,

                                        o    damage  or  loss  of  any  item  of
                                             equipment,

                                        o    the   application  of  federal  and
                                             state   bankruptcy  and  insolvency
                                             laws.

                                    As a result,  the noteholders may be subject
                                    to delays in  receiving  payments and suffer
                                    loss of their investment in the notes.
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                                       6

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Insolvency and Bankruptcy           The issuer  will take  steps in  structuring
  Matters the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the originator or the seller (the originator and the seller, collectively for these purposes,
                                    "debtors")    under   the   United    States
                                    Bankruptcy Code or similar  applicable state
                                    laws ("insolvency  laws") will not result in
                                    the assets of the issuer  becoming  property
                                    of the estate of a debtor within the meaning
                                    of such insolvency laws. However,  there can
                                    be no assurance  that the  activities of the
                                    issuer   would  not   result  in  a  court's
                                    concluding that the assets and liabilities of the issuer should be consolidated with those of the originator or the seller in a proceeding under any insolvency law.

                                    The issuer believes that the transfer of the
                                    lease  receivables  by the originator to the
                                    seller  and from the  seller  to the  issuer
                                    should be  treated  as a valid  transfer  of
                                    such  lease  receivables.  However,  in  the
                                    event of an insolvency of the originator,  a
                                    competing   creditor   or   a   trustee   in
                                    bankruptcy  could  attempt  to  have a court
                                    recharacterize  the  transfer  of the  lease
                                    receivables  by the originator or the seller
                                    as a  borrowing  by  the  originator  or the
                                    seller,  secured  by a pledge  of the  lease
                                    receivables.   Such  an  attempt,   even  if
                                    unsuccessful,  could  result  in  delays  in
                                    payments  on the  notes.  If such an attempt
                                    were  successful,   a  court,   among  other
                                    remedies,  could elect to accelerate payment
                                    of  the  notes  and   liquidate   the  lease
                                    receivables,  with the noteholders  entitled
                                    only to the current  value of the leases and
                                    any  available  credit  enhancement.   Thus,
                                    noteholders could lose the right to future payments and may incur reinvestment losses on the amounts recovered.

                                    If either the transfer to the seller or the transfer to the issuer were recharacterized as a borrowing or the assets of the issuer were consolidated with those of either the originator or the seller, the assets of the issuer could be made available to satisfy claims of creditors of the originator or the seller with the result that the noteholders could experience losses.

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Subsequent Transfer of Leases       In  connection  with  the  issuance  of  any
                                    series of notes, the seller will transfer leases to the issuer.

                                    If the issuer, the servicer,  or the seller,
                                    while in possession of the leases,  sells or
                                    pledges and delivers  such leases to another
                                    party, there is a risk that such other party
                                    could  acquire an  interest  in such  leases
                                    having  a   priority   over   the   issuer's
                                    interest.  Furthermore,  if the issuer,  the
                                    servicer,  the  originator  or  the  seller,
                                    while  in  possession  of  the  leases,   is
                                    rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the leases which could result in delays in payments on the notes, losses to the noteholders or an acceleration of the repayment of the notes.

--------------------------------------------------------------------------------
Losses and Delinquencies            There   can  be  no   assurance   that   the
                                    historical   levels  of  delinquencies   and
                                    losses  experienced by the originator on its
                                    equipment lease portfolio will be indicative
                                    of the performance of the leases included in
                                    any  asset  pool or that  such  levels  will
                                    continue  in the future.  Delinquencies  and
                                    losses    could    increase    or    decline
                                    significantly for various reasons, including
                                    changes  in the  federal  income  tax  laws,
                                    changes in the local,  regional  or national
                                    economies or due to other events.
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                                       7

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Subordination; Limited Assets       Payments  of  interest   and   principal  on
                                    certain    classes    of   notes   will   be
                                    subordinated   in  priority  of  payment  to
                                    interest and  principal due on other classes
                                    of notes.  Moreover, the asset pool will not
                                    include any significant assets or sources of
                                    funds   other   than   the   related   lease
                                    receivables. Consequently, holders of the notes must rely for repayment primarily upon payments on the lease receivables.

Maturity and Prepayment             The  rate of  payment  of  principal  on the
  Considerations                    notes cannot be  predicted  because the rate
                                    of payment of principal on the notes will depend, among other things, on the rate of payment on the related leases. Payments on the leases will include scheduled payments as well as:

                                        o    partial and full prepayments,

                                        o    payments  upon the  liquidation  of
                                             defaulted leases,

                                        o    payments  upon  repurchases  by the
                                             originator  on  account of a breach
                                             of  certain   representations   and
                                             warranties, and

                                        o    payments  upon an  acceleration  by
                                             the seller or the servicer.

                                    The rate of early terminations of leases due
                                    to   prepayments   and   defaults   may   be
                                    influenced  by a  variety  of  economic  and
                                    other  factors,   including,  among  others,
                                    obsolescence,   prevailing  interest  rates,
                                    then  current  economic  conditions  and tax
                                    considerations.   The  risk  of  reinvesting
                                    distributions of the principal of the notes will be borne by the noteholders.

                                    The yield to maturity on stripped  notes, or
                                    notes  purchased  at premiums  or  discounts
                                    will be  extremely  sensitive to the rate of
                                    prepayments    on    the    related    lease
                                    receivables.   In  addition,  the  yield  to
                                    maturity on certain other types of classes of notes may be relatively more sensitive to the rate of prepayment of the related leases than other classes of notes.

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Certain UCC Considerations          Certain  states  have  adopted a version  of
                                    Article 2A of the Uniform  Commercial  Code.
                                    Article 2A may,  among other  things,  limit
                                    enforceability of any "unconscionable" lease
                                    or  "unconscionable"  provision  in a lease,
                                    provide a lessee  with  remedies,  including
                                    the right to cancel  the lease or modify its
                                    terms,   for  certain  lessor   breaches  or
                                    defaults.

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Risk of Downgrade of                It is a  condition  to the  issuance  of the
  Initial Ratings                   notes  that,  at the time of  issuance,  the
  Assigned to Notes                 notes be  rated  in one of the four  highest
                                    long-term rating  categories by at least two
                                    rating agencies.  There is no assurance that
                                    a rating will remain for any given period of
                                    time or that a rating will not be lowered or
                                    withdrawn  entirely by the rating  agency if
                                    in its judgement circumstances in the future
                                    so warrant.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Credit Enhancer Rating              The  rating of notes  credit  enhanced  by a
                                    letter   of   credit,   financial   guaranty
                                    insurance  policy,  reserve fund,  credit or
                                    liquidity facilities, cash deposits or other
                                    forms of credit  enhancement  (collectively,
                                    "credit  enhancement") will depend primarily
                                    on the  creditworthiness  of the  issuer  of
                                    such   credit    enhancement    (a   "credit
                                    enhancer"). Any reduction in the rating assigned to the claims paying ability of the related credit enhancer below the rating initially given to the notes would likely result in a reduction in the rating of the notes.

--------------------------------------------------------------------------------
Inability of the Seller to          The originator will make representations and
  Reacquire Lease Receivables       warranties  with respect to certain  matters
                                    relating to the lease receivables the breach
                                    of which  will  require  the  originator  to
                                    reacquire   from  the   issuer   the   lease
                                    receivables.   In   the   event   that   the
                                    originator is incapable of complying with its reacquisition obligations and no other party is obligated to perform or satisfy such obligations, the noteholders may be subject to delays in receiving payments and suffer loss of their investment in the notes.

--------------------------------------------------------------------------------
Impact of Year 2000 Costs           The  originator  is  faced  with the task of
                                    completing   its  goals  for  compliance  in
                                    connection  with the year  2000  issue.  The
                                    year  2000  issue  is the  result  of  prior
                                    computer  programs  being  written using two
                                    digits to define the  applicable  year.  Any
                                    computer  programs that have  time-sensitive
                                    software may  recognize a date using "00" as
                                    the year 1900 rather than the year 2000. Any
                                    such   occurrence   could  result  in  major
                                    computer system failure or  miscalculations.
                                    Although the originator  reasonably believes
                                    that its servicing  system will be year 2000
                                    compliant  prior  to the  year  2000,  it is
                                    presently  engaged in various  procedures to
                                    determine  if  its   computer   systems  and
                                    software,   and   those   of  its   material
                                    suppliers, customers, brokers and agents will be year 2000 compliant.

                                    In  the  event  that  the  originator,   any
                                    affiliate   or  any  of   their   suppliers,
                                    customers,   brokers   or   agents   do  not
                                    successfully  and timely  achieve  year 2000
                                    compliance,  the originator's performance of
                                    its   obligations   under  the   transaction
                                    documents, including servicing of the leases
                                    could  be  adversely  affected.  This  could
                                    result in delays in  processing  payments on
                                    the  leases  and  could  cause  a  delay  in
                                    distributions  to the  holders of the notes.
                                    See "IOS  Capital's  Leasing  Business--Year
                                    2000 Issues" herein.
--------------------------------------------------------------------------------

                                THE ASSET POOLS

      The property comprising each Asset Pool may include (i) a pool of leases (each, a "Lease"), (ii) all moneys (including accrued interest) due thereunder on or after a date specified by the Originator (the "Cut-off Date"), (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Transaction Document, as described below, (iv) the Seller's interests (other than ownership interests), in the Equipment relating to such pool of Leases, (v) the rights of the Issuer under the Lease Receivables Transfer Agreement and (vi) interest earned on certain short-term investments held by the Issuer.

      The Lease Receivables comprising the Asset Pool will be either (i) originated by the Originator or (ii) acquired by the Originator from sellers or other originators of Lease Receivables.

      The Equipment underlying the Lease Receivables included in the Asset Pool generally will be limited to personal property which is leased or financed by the Originator to the Lessee pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Asset Pool will not have any residual interest in the Equipment after the related Lease Receivable has been paid in full.

      The Lease Receivables will be acquired by the Seller from the Originator pursuant to the Contribution and Sale Agreement between the Seller and the Originator (the "Contribution and Sale Agreement"). The Lease Receivables will then be transferred from the Seller to the Issuer pursuant to a Lease Receivables Transfer Agreement (the "Lease Receivables Transfer Agreement"). The Lease Receivables included in the Asset Pool will be selected from those lease receivables held by the Seller based on the criteria specified in the applicable Transaction Document and described herein.

      On or prior to the Closing Date on which the Notes are delivered to Noteholders, the Issuer will form an Asset Pool by (i) acquiring Lease Receivables pursuant to a Lease Receivables Transfer Agreement between the Issuer and the Seller and (ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of the Notes, secured by the Lease Receivables.

      The Lease Receivables comprising the Asset Pool will generally have been originated by the Originator or acquired by the Originator in accordance with the Originator's specified underwriting criteria. The underwriting criteria applicable to the Lease Receivables included in the Asset Pool is described in all material respects under the heading "IOS Capital's Leasing Business".

                                   THE ISSUER

      The Issuer is a Delaware limited liability company all of the membership interest in which will be held by the Seller. The Issuer was organized for the limited purpose of engaging in the transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes and is restricted by its organizational documents and under the Contribution and Sale Agreement from engaging in other activities. In addition, its organizational documents and the Lease Receivables Transfer Agreement required it to operate in a manner such that it should not be consolidated in the bankruptcy estate of the Originator or its Affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 501 Silverside Road, Suite 28, Wilmington, Delaware 19809.

      The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pools. The Servicer with respect to any series of Notes may be the Originator or another affiliate of the Issuer. As described under "Description of the Transaction Documents -- Acquisition of the Lease Receivables Pursuant to a Lease Receivables Transfer Agreement", the Issuer may acquire Lease Receivables through or from an affiliate of the Originator. The balance sheet of the Issuer is attached as Exhibit 1 hereto.

      The Issuer will pledge its interest in the Asset Pools to the Indenture Trustee and issue the Notes pursuant to the Indenture.

      If the protection provided to the Noteholders of a given class by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Leases, and the proceeds from the sale of Equipment which secures or is leased under the Defaulted Leases. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Leases, and thus may reduce the proceeds to be distributed to the Noteholders.

                                   THE LEASES

Lease Receivables Pool

      Information with respect to the Lease Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including the composition of such Lease Receivables and the distribution of such Lease Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-0ff Date.

Characteristics

      The Leases consist of direct financing leases, which may be either tax leases or conditional sales contacts. In a "Finance Lease," the Lessor transfers substantially all benefits and risks of ownership to the Lessee. In accordance with Statement of Financial Accounting Standards No. 13 ("FASB 13"), a lease is classified as a Finance Lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the lease transfers title and ownership of the Equipment to the Lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the lease term at inception is at least 75% of the estimated life of the Equipment; or (4) the present value of the minimum lease payments is at least 90% of the fair market value of the Equipment at inception of the lease. All leases which do not meet the criteria of Finance Leases are classified, in accordance with FASB 13, as "Operating Leases." Installment sale contracts and loan contracts (the "Purchase Leases") secured by the related Equipment provide for scheduled payments which fully amortize the amount financed by an obligor. The related Prospectus Supplement will further describe the type and characteristics of the Leases included in each Asset Pool relating to the Notes offered pursuant to this Prospectus and the related Prospectus Supplement. See "Originator's Leasing Business -- Types of Leases."

Lease Payments and Valuation

      In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of the aggregate Discounted Lease Balance (the "Aggregate Discounted Lease Balance") for all Leases, on any Calculation Date the Aggregate Discounted Lease Balance for each Lease shall be calculated assuming:

            (i) Lease Payments are due on the last day of the period from and including the first day of each calendar month to and including the last day of the calendar month (each such period, a "Collection Period");

            (ii) Lease Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

            (iii) Lease Payments are discounted to the last day of the Collection Period prior to the Calculation Date.

      All of the Leases require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Lease Payments."

Eligible Leases

      The following eligibility requirements apply to all Leases purchased by the Issuer on or prior to the Cut-off Date and all Substitute Leases (collectively, "Eligible Leases"). All Eligible Leases have been originated in the ordinary course of the Originator's business and comply with the Originator's credit and collections policies.

      Leases shall comply with the following:

            i) The Leases are valid and enforceable, and contain "Hell or High Water" clauses that unconditionally obligate the Lessee to make periodic Lease payments (including taxes);

            ii) The Leases are noncancellable by the Lessee and do not contain early termination options (except for Leases which contain early termination or prepayment clauses, which require the Lessee to pay the remainder of all remaining Scheduled Payments under such Lease upon such cancellation or prepayment);

            iii)  All   payments   payable   under  the  Leases  are   absolute,
      unconditional obligations of the Lessees;

            iv) All of the Leases require the Lessee or a third party to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

            v) The Leases do not materially violate any U.S. or state laws;

            vi) The Leases provide for periodic payments;

            vii) In the event of a Casualty Loss, the Lessee is required to pay at a minimum the outstanding principal or net book value of the Leases and any applicable make whole premium;

            viii) The Leases have been sold to the Issuer free and clear of any liens and are assignable without prior written consent of the Lessee;

            ix) The Leases are U.S. dollar-denominated and the Lessor and each Lessee are located in the United States;

            x) The Lease is not a consumer lease;

            xi) No more than three percent (3%) of the Leases in any Asset Pool will consist of Leases with government entities as the obligor;

            xii) The Lease is not subject to any guaranty by the Originator;

            xiii) No adverse selection was used in selecting the Lease for transfer to the Issuer;

            xiv) The Lessee has represented to the Originator that it has accepted the Equipment;

            xv) The Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

            xvi) The Leases are not Defaulted Leases;

            xvii) The maximum remaining term of any Lease shall not exceed [ ] months ("Maximum Lease Term"); and

            xviii) Each Lease is not more than 60 days past due at time of transfer to the Issuer (an "Acceptable Payment Status").

Delinquencies, Repossession and Gross Losses

      Certain information relating to the Originator's delinquency, repossession and gross loss experience with respect to Leases it has originated or acquired will be set forth in the related Prospectus Supplement. This information may include, among other things, the experience with respect to all Leases in such Originator's portfolio during certain specified periods, including Leases which may not meet the criteria for selection as a Lease Receivable for the particular Asset Pool. There can be no assurance that the delinquency, repossession and net loss experience on any Asset Pool will be comparable to the Originator's prior experience.

Maturity and Prepayment Considerations

      If a Lease permits a prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the pool of Lease Receivables and the weighted average life of the Notes. The rate of Prepayments on the Lease Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Originator will be obligated to reacquire Lease Receivables from the Issuer pursuant to the applicable Transaction Documents as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the Notes which results from Prepayments will be borne entirely by the Noteholders.

Acquisition of Lease Receivables from the Seller

      The Lease Receivables underlying the Notes will be acquired (i) by the Seller from the Originator pursuant to a Contribution and Sale Agreement and
(ii) by the Issuer from the Seller pursuant to a Lease Receivables Transfer Agreement between the Issuer and the Seller.

      The Issuer expects that each Lease Receivable so acquired will have been originated or acquired by the Originator thereof in accordance with the underwriting criteria specified herein and sold to the Seller. See "IOS Capital's Leasing Business - Credit Policies and Loss Experience" herein. The Originator pursuant to the Contribution and Sale Agreement will make certain representations and warranties to the Seller in respect of the related Lease Receivables and the benefit of such representations and warranties will be assigned to the Issuer pursuant to the Lease Receivables Transfer Agreement; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. The Issuer will assign all its rights to the Indenture Trustee for the benefit of the Noteholders, and the Originator shall thereupon be liable to the Issuer and the Indenture Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties.

                                  POOL FACTORS

      The "Pool Factor" for each Class of Notes will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Notes, indicating the remaining outstanding principal balance of such Class of Notes as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes. A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the original Outstanding Principal Amount (as defined herein) of such Noteholder's Notes and (ii) the applicable Pool Factor.

      The Noteholders of record will receive reports on or about each Payment Date concerning the payments received on the Lease Receivables, the Pool Balance (as hereinafter defined), each Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

      The proceeds from the sale of the Notes will be applied by the Issuer to the acquisition of the related Lease Receivables from the Seller and applied by the Seller to the acquisition thereof from the Originator.

                       THE ORIGINATOR'S LEASING BUSINESS

      IOS Capital, Inc. ("IOS Capital" or the "Originator"), formerly known as IKON Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON"). The Originator is a wholly-owned subsidiary of IKON. The Originator's corporate headquarters are located at 1738 Bass Road, Macon, Georgia 31210. The Originator's securities are registered under the 1934 Act and is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and a Quarterly Report on Form 10-Q for the three-month period ended December

31, 1998. A copy of the reports, including the exhibits thereto, are available to the public on the SEC's web site at http://www.sec.gov. Requests for copies or other information should be directed to IOS Capital, Inc., 1738 Bass Road, Macon, Georgia 31210, Attn: Kim Taylor.

      IKON is a public company headquartered in Malvern, Pennsylvania operating the largest network of independent copier and office equipment marketplaces in North America and the United Kingdom. IKON has over 800 locations in the United States, Canada, the United Kingdom, Germany, France, Denmark and Mexico. IKON also provides equipment services and supplies, outsourcing and imaging services, such as mailroom and copy center management, specialized document copying services and electronic imaging and file conversion. IKON also offers network consulting and design, hardware and software product interfaces, computer networking, technology training and software solutions for the networked office environment. IKON's fiscal 1998 revenues were $5.6 billion.

      The Originator is engaged in the business of arranging lease financing exclusively for office equipment marketed by IKON's office equipment marketplaces ("IKON marketplaces"), which sell and service copier equipment and facsimile machines. The ability to offer lease financing on this equipment through the Originator is considered a competitive marketing advantage which more closely ties IKON to its customer base. During the 1998 fiscal year, 69% of new equipment sold by IKON marketplaces was financed through the Originator. The Originator and IKON will seek to increase this percentage in the future, as leasing enhances the overall profit margin on equipment and is considered an important customer retention strategy. For the fiscal years ended September 30, 1997 and 1996, operating revenues totaled approximately $214 million and $151 million, respectively, with net income of approximately $43 million and $32 million, respectively. For the fiscal year ended September 30, 1998, total operating revenue equaled $289 million with net income of approximately $63 million.

      The equipment financed by the Originator consists of copiers, facsimile machines, and related accessories and peripheral equipment, the majority of which are produced by major office equipment manufacturers. Currently 70% of the equipment financed by the Originator represents copiers, 17% fax machines, and 13% other equipment. Although equipment models vary, IKON is increasingly focusing its marketing efforts on the sale of higher segment equipment, such as copiers which produce 50 or more impressions per minute.

      The Originator's customer base (which consists of the end users of the equipment) is widely dispersed, with the ten largest customers representing less than 2.5% of the Originator's total lease portfolio. The typical new lease financed by the Originator averaged $17,900 in amount and 46 months in duration. Although 97% of the leases are scheduled for regular monthly payments, customers are also offered quarterly, semi-annual, and other customized payment terms. In connection with its leasing activities, the Originator performs billing, collection, property and sales tax filings, and provides quotes on equipment upgrades and lease-end notification. The Originator also provides certain financial reporting services to the IKON marketplaces, such a monthly report of marketplace increases in leasing activity and related statistics.

Types of Leases

      The lease portfolio of the Originator consists of direct financing leases and funded leases, although the Leases to be included in any Asset Pool will consist solely of direct financing leases. Direct financing leases are contractual obligations between the Originator and the IKON customer and represent the majority of the Originator's lease portfolio.

      Direct financing leases are structured as either tax leases (from the Originator's perspective) or conditional sales contracts, depending on the customer's needs. The customer decides which of the two structures is desired. Under either structure, the total cost of the equipment to the customer is substantially the same (assuming the exercise of the purchase option).

      Tax Leases. Tax leases represented 96% of the Originator's total lease portfolio as of September 30, 1998. The Originator is considered to be the owner of the equipment for tax purposes during the life of these leases and receives the tax benefit associated with equipment depreciation. Tax leases are structured with a fair market value purchase option. Generally, the customer may return the equipment, continue to rent the equipment or purchase the equipment for its fair market value at the end of the lease.

      Each tax lease has a stated equipment residual value generally ranging from 0% to 25% of original retail price, depending on model and term. As of September 30, 1998, the average equipment residual value for all leases in the Originator's portfolio was 7.8%. Although an Asset Pool may include tax leases with residual values, such residual values will not be available for the benefit of the Noteholders of such Asset Pool.

      Conditional Sales Contracts. Conditional sale contracts account for the remaining 4% of the total leases in the Originator's portfolio. Under these arrangements, the customer is considered to be the owner of the equipment for tax purposes and would receive any tax benefit associated with equipment depreciation. Each conditional sales contract has a stated residual value of 0%. Conditional sales contracts are customarily structured with higher monthly lease payments than the tax leases and have a $1 purchase option for the equipment at lease-end. Thus, because of the higher monthly payments, the after-tax cost of the equipment to the customer under a conditional sales contract is substantially the same as under a tax lease (assuming the exercise of the purchase option). Although the customer has the option of returning or continuing to rent the equipment at lease-end, the customer almost always exercises the $1 purchase option at the end of the lease term.

Credit Policies and Loss Experience

      Prior to January, 1998 IKON maintained a decentralized credit policy. Each marketplace was responsible for developing and maintaining a credit policy that governed credit practices and procedures. The policies contained minimum credit standards. Credit authority levels were established and maintained locally with ultimate authority vested in the district presidents and district CFOs. The Originator provided credit assistance through the support of an automated front-end lease application tracking system ("CLAS").

      Beginning in January 1998, IKON centralized its credit policy. The National Risk Management Policy established minimum standards for all IKON leasing transactions and vested all credit authority with the Originator. The policy utilizes a tiered approach incorporating analyst reviews and credit scoring based on customer exposure.

      Origination. Lease packages are assembled by an IKON sales representative and submitted to their respective IKON marketplace or district processing center. The IKON marketplace and/or district have the responsibility to review for accuracy and completeness prior to submission to the Originator for funding. The marketplace and/or district administration staff enter the lease applications into the CLAS program. The CLAS program provides both the credit processing and lease administration module. When applications have completed both modules, the documents have been reviewed and the invoice has been prepared, the marketplace and/or district administration staff forward the leasing package for funding review and transmit the CLAS application to the Originator.

      The Originator performs a complete package review. All documents are reviewed for completion, accuracy and compliance. Any changes to the original document must be approved. Each application is checked for credit approval based on a comprehensive risk management policy. When the transaction has completed final review the CLAS application is updated and uploaded to the mainframe for activation, funding and invoicing.

      Credit Processing. The Originator's credit process is segmented by transaction size and approval authority. The "High Risk Review List" lists industries or customers which are considered volatile, and require special attention. Guidelines are also established for automatic approvals which require minimal information.

      The IKON approval process is tiered based upon credit exposure. Requests less than $50,000 utilize the CLAS credit scorecard for approval. Credit scoring for smaller balance exposures provides the Originator with the ability to adjust risk scores systemwide and monitor performance. Exposure of $50,000 to $250,000 rely on the expertise of the Originator's credit staff in analyzing and verifying information regarding bank relationships, trade references, D&B Business Information Reports, and audited financial statements and/or tax returns. Exposure of more than $250,000 benefit from the combined resources of the districts and the Originator, while maintaining local ownership of the customer. Ideally, the process will be transparent to the customer yet provide the necessary and timely information required to understand the risk factors of the exposure and those in the portfolio.

      Based upon the segmented approach, the following approval authorities have been established:

      o     Customer Service  Professional and/or Customer Service  Professional
            Manager
            Dun &Bradstreet rated according to a decision matrix; up to $50,000; no override authority.

      o     Business Credit Analysts
            Up to high risk transactions.

      o     Senior Credit Analysts
            Single signature for exposure up to $1 million; dual signature for exposure up to $2 million.

      o     Director of Portfolio Quality & National Credit Coordinator
            Single signature for exposure up to $2 million; dual signature for exposure up to $5 million.

      o     Corporate
            Exposure in excess of $5 million.

      Challenges to the recommendations of the Originator's credit analysts will be the responsibility of the IKON district presidents. In the event the analyst does not agree with the actions recommended by the IKON district, the Originator senior management will be requested to intervene. Sole credit authority remains with the Originator, not IKON. The requirements for the above approval categories for exposures under $250,000 may be overridden with approval of a Senior Credit Analyst, National Credit Coordinator, Director of Portfolio Quality or President of the Originator. Justifications will be entered into CLAS.

      Collections. The following minimum standards for collection activity and contact are established for the organization. At 31 days past due the initial collection call or letter is sent, dependent on account balance, to inquire as to payment status, determine reason for delinquency, and attempt to obtain payment date. At 45 days past due the first or second collection call is made, depending on account balance. At 60 days past due the second or third collection call is made and the contract is reviewed for guarantors or additional avenues of collection. At this point the approach is to be firm and the collector must obtain a full understanding of any dispute that may exist. A Collection Manager is notified of any problems at 60 days past due. At 75 days past due a third or fourth collection call is made and if payment arrangement is not agreed upon, possibility of contract cancellation, supply or equipment retrieval or foreclosure is raised. At 90 days past due the customer is advised that the equipment/supplies will be picked up and contract canceled if payment is not received immediately. An acceleration letter is generally sent within 10 days if payment is not received. A notice of repossession letter is sent out at day 105 to the customer and the originating marketplace. Accounts are generally scheduled for charge off at 120 days past due unless extenuating circumstances (approved by Collection Manager) warrants delay and additional collection efforts. These actions are required during the indicated time frame, and may be accelerated to an earlier time as deemed appropriate. All collection activities are documented.

      Delinquencies remained at a consistent level for fiscal 1998 and 1997. During this two-year period, accounts classified as current (less that 30 days past due) ranged from 85% and 91% of the total portfolio balance on a monthly basis. More information concerning the Originator's delinquency and loss experience will be provided in the Prospectus Supplement.

Year 2000 Issues

      State of Readiness. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Originator's computer programs or hardware that have date-sensitive software or embedded technology (non-IT (as defined below) systems) may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The potential for a problem exists with all computer hardware and software, as well as in products with embedded technology; copiers and fax machines; security and HVAC systems; voice/telephone systems; elevators, etc.

      IKON has appointed a Year 2000 Corporate Compliance Team, which has prepared a compliance program for the Originator and is responsible for coordination and inspecting compliance activities in all business units. The compliance program requires all business units and locations in every country to inventory potentially affected systems and products, assess risk, take any required corrective actions, test and certify compliance. IKON's Year 2000 Testing and Certification Guidelines delineate the Year 2000 compliance process, testing and quality assurance guidelines, certification and reporting processes and contingency planning. An independent consulting company has received the compliance program and any appropriate recommendations have been implemented. All internal information technology ("IT") systems and non-IT systems have been inventoried. The Originator has completed the assessment phase of its Year 2000 project. The remediation phase is 80% complete and the testing phase is 40% complete. The Originator anticipates completing the Year 2000 project no later than October 31, 1999, which is prior to any anticipated material impact on its operating systems.

      Costs. The Originator will use both internal and external resources to reprogram or replace, test and implement its IT and non-IT systems for Year 2000 modifications. The Originator does not separately track the internal costs incurred on the Year 2000 project. Such costs are principally payroll and related costs for its internal IT personnel. The total cost of the Year 2000 project, excluding these internal costs, is estimated at $1.4 million and is being funded through operating cash flows, all of which will be expensed as incurred. Through September, 1998, the Originator has expensed approximately $570,000 related to its Year 2000 project.

      Risk. The Issuer is advised by the Originator that the Originator believes, based on the information currently available to the Originator, that the most reasonable likely worst case scenario that could be caused by technology failures relating to the Year 2000 issue could pose a significant threat not only to the Originator, IKON, its customers and suppliers, but to all businesses. Risks include:

      o Legal risks, including customer, supplier, employee or shareholder lawsuits over failure to deliver contracted services, product failure, or health and safety issues.

      o Loss of sales due to failure to meet customer quality expectations or inability to ship products.

      o     Increased   operational  costs  due  to  manual   processing,   date
            corruption or disaster recovery.

      o     Inability to bill or invoice.

      The cost of the Year 2000 project and the date on which IKON and the Originator believe it will complete the Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and costs of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

      Contingency Plans. IKON's Guidelines require that contingency plans be developed and validated in the event that any critical system cannot be corrected and certified before the system's failure date. The Originator and IKON expect to have contingency plans in place by October 31, 1999. In addition, IKON is forming a rapid response team as part of its IT group that will respond to any operational problems during the Year 2000 date change period.

      Relation to Issuer. In the event that the Originator, any affiliate or any of their suppliers, customers, brokers or agents do not successfully and timely achieve Year 2000 compliance, the Originator's performance of its obligations to the Issuer under the Transaction Documents, including servicing of the Leases, could be adversely affected. This could result in delays in processing payments on the Leases and could cause a delay in distributions to the Noteholders.

                              THE INDENTURE TRUSTEE

      The Indenture Trustee for the Notes will be determined in the related Prospectus Supplement. The Indenture Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Indenture Trustee set forth in the Indenture.

      No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee. The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer and by mailing notice of resignation by first-class mail, postage prepaid, to the Noteholders of such series at their addresses appearing on the Security Register. The Indenture Trustee may be removed at any time by written notice of the holders of Notes evidencing more than 66% of the voting rights thereof, delivered to the Indenture Trustee and the Issuer. If the Indenture Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Issuer shall promptly appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed by the Issuer or the Noteholders, or if no successor Indenture Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Indenture Trustee or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                            DESCRIPTION OF THE NOTES

General

      The Notes will be issued pursuant to an Indenture. The following summaries (together with additional summaries under "Description of the Transaction Documents" below) describe all material terms and provisions relating to the Notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Transaction Documents and the Notes.

      All of the Notes offered pursuant to this Prospectus will be rated in one of the four highest rating categories by one or more Rating Agencies.

      The Notes will generally be styled as debt instruments, having a principal balance and a specified interest rate. The Notes will represent debt secured by an Asset Pool.

General Payment Terms of Notes

      As provided in the related Transaction Documents, Noteholders will be entitled to receive payments on their Notes on the specified Payment Dates (if a Business Day or otherwise on the following Business Day).

      Neither the Notes nor the underlying Lease Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Issuer, the Servicer, the Seller, any Indenture Trustee or any of their respective affiliates.

Collections

      The Indenture Trustee shall deposit the following Funds into the Collection Account ("Available Funds"), which funds received on or prior to the last day of the prior calendar month (the "Calculation Date") shall be available for distribution, pursuant to the Indenture, on the next succeeding Payment
Date:

            (a)  Lease   Payments  (as  defined  below)  due  during  the  prior
      Collection Period;

            (b) recoveries from Defaulted Leases (as defined below) to the extent the Originator has not substituted Substitute Leases for such Defaulted Leases (except to the extent required to reimburse unreimbursed Servicer Advances);

            (c) proceeds from repurchases by the Seller of Leases as a result of breaches of representations and warranties by the Seller (such breach a "Warranty Event") to the extent the Originator has not substituted Substitute Leases for such Leases;

            (d) proceeds from investment of funds in the Collection Account;

            (e) Casualty Payments (as defined below);

            (f) Termination Payments (as defined below); and

            (g) Servicer Advances (as defined below).

      A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such lease, payments becoming due before each Cut-Off Date and supplemental or additional payments required by the terms of such a Lease with respect to taxes, insurance, maintenance, or other specific charges shall not be considered Lease Payments hereunder.

      A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of such Lease (such event a "Casualty Loss"), in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

      A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease ( such Lease, an "Early Termination Lease") (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the beneficial owner thereof, and the Lessee.

      "Defaulted Leases" are (i) Leases that have become more than ___ days delinquent or (ii) Leases that have been charged off by the Servicer.

Distributions

      Unless an Event of Default and acceleration of the Notes has occurred or a Restricting Event has occurred, on or before each Payment Date, the Servicer will instruct the Indenture Trustee to apply or cause to be applied the Available Funds to make the following payments of principal and interest due on the Notes, amounts owed to the Servicer, Indenture Trustee and other parties in the order described in the related Prospectus Supplement.

      If an Event of Default and acceleration of the Notes has occurred or a Restricting Event has occurred, on or before each Payment Date, the Servicer will instruct the Indenture Trustee to apply or cause to be applied the Available Funds to make the payments of principal and interest due on the Notes, amounts owed to the Servicer, Indenture Trustee and other parties in the order described in the related Prospectus Supplement.

      "Restricting Events" with respect to any series include the following:

      (a)   an event of default by the Servicer under the Servicing Agreement;

      (b)   Events of Default (as defined herein); and

      (c)   replacement of the Servicer.

      "Outstanding Principal Amount" means with respect to any Class of Notes and any date of determination the difference between (a) the initial principal amount of the Notes of such Class at the issuance thereof, less (b) all amounts previously distributed with respect to such Class as principal.

Prepayment and Yield Considerations

      The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any series may also be affected by any repurchase of the underlying Leases by the Originator pursuant to the Contribution and Sale Agreement. In such event, the application of the repurchase price will decrease the Aggregate Discounted Lease Balance, causing the corresponding weighted average life of the Notes to decrease.

      The Originator will have the option to substitute Eligible Leases having similar characteristics (each a "Substitute Lease") for (i) a Defaulted Lease,
(ii) Leases subject to repurchase as a result of a breach of a representation and warranty by the Originator under the Transaction Documents which breach has not been cured following discovery/notice of such breach (each, a "Warranty Lease") and (iii) Leases following a modification or adjustment to the terms of such Lease (each an "Adjusted Lease"). The Originator may substitute for Defaulted Leases, Adjusted Leases, or Warranty Leases in an aggregate amount not to exceed ____% of the Discounted Present Value of the Leases as of the Cut-off Date with respect to Defaulted Leases and in an aggregate amount not to exceed ___% of the Discounted Present Value of the Leases as of the Cut-off Date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of a Early Termination Lease which has been prepaid in full, the Originator will have the option to transfer an additional lease of similar characteristics (each, an "Additional Lease"). The Substitute Leases and Additional Leases must have a Discounted Lease Balance of not less than the Discounted Lease Balance of the Leases being replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the replaced Leases through the term of such replaced Leases. In the event that a Substitute Lease is not provided for a Defaulted Lease, the Aggregate Discounted Lease Balance of the Leases will be reduced in an amount at least equal to the Discounted Lease Balance of the Defaulted Lease, plus any delinquent payments.

      The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

Book-Entry Registration

      As may be described in the related Prospectus Supplement, Noteholders of a given series may hold their Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede, as nominee for DTC, will hold the global Notes in respect of given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

      Because of time-zone differences, credits of Notes in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent Notes settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such Notes settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

      The Noteholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Issuer or note paying agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholders will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

      DTC will advise the Issuer and/or Indenture Trustee in respect of each series that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      CEDEL is incorporated under the laws of Luxembourg as a professional Trust Depository. CEDEL holds notes for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of notes transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional Trust Depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold notes for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of notes and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to Notes in the Euroclear System. All notes in the Euroclear System are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

      Except as required by law, neither the Issuer not any Paying Agent will have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

      The Notes will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as Trust Depository with respect to such Notes and such Issuer is unable to locate a qualified successor, (ii) such Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the related Transaction
Documents, Noteholders representing at least a majority of the outstanding principal amount of such Notes advise the Issuer through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all such Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the Definitive Notes representing such Notes and receipt of instructions for reregistration, the Issuer will reissue such Notes as Definitive Notes to such Noteholders.

      Distributions of principal of, and interest on, such Notes will thereafter be made by the Issuer in accordance with the procedures set forth in the Indenture or Transaction Document directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Issuer. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Noteholders.

      Definitive Notes will be transferable and exchangeable at the offices of the Issuer or respective Indenture Trustee, as applicable, or of a certificate registrar named in a notice delivered to holders of such Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuer or the Indenture Trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

      On or prior to each Payment Date, the Servicer or the Indenture Trustee, as applicable, will forward or cause to be forwarded to each holder of record of such class of Notes a statement or statements with respect to the Asset Pool setting forth the information specifically described in the Transaction Document (such statements, collectively, the "Servicer Reports") which generally will include the following information:

            (i) the amount of the distribution with respect to each class of Notes;

            (ii) the amount of such distribution allocable to principal;

            (iii) the amount of such distribution allocable to interest;

            (iv) the Asset Pool balance, if applicable, as of the close of business on the last day of the related Remittance Period;

            (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Notes after giving effect to all payments reported under
      (ii) above on such Payment Date;

            (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period; and

            (vii) the amount of the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for such Remittance Period.

      Each amount set forth pursuant to clauses (i), (ii), (iii) and (v) with respect to the Notes of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes, as applicable.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer, or the Servicer on behalf of the Issuer, will provide to the Noteholders a statement containing the amounts described in
(ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

      The following summary describes certain terms of each Transaction Document pursuant to which the Asset Pool will be created and the Notes will be issued. For purposes of this Prospectus, the term "Transaction Document" as used with respect to an Asset Pool means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the Asset Pool, the servicing of the related Lease Receivables and the issuance of the Notes, including, without limitation, the Indenture, pursuant to which any Notes shall be issued. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the respective Transaction Documents.

Acquisition  of the  Lease  Receivables  Pursuant  to a  Contribution  and  Sale
Agreement

      On the Closing Date, the Seller will acquire the related Lease Receivables from the Originator pursuant to a Contribution and Sale Agreement in which the Originator will make certain representations and warranties concerning the Lease Receivables. The rights and benefits of the Seller under a Contribution and Sale Agreement will be assigned to the Issuer by the Seller pursuant to a Lease Receivables Transfer Agreement and in turn pledged to the Indenture Trustee under an Indenture. The obligations of the Seller and the Servicer under such Transaction Documents include those specified below.

Acquisition of the Lease Receivables Pursuant to a Lease Receivables Transfer Agreement

      On the Closing Date, the Issuer will acquire the related Lease Receivables from the Seller pursuant to the Lease Receivables Transfer Agreement. The Issuer will pledge the Issuer's right, title and interests in and to such Lease Receivables to the Indenture Trustee on behalf of Noteholders pursuant to the Indenture. Certain of the rights and benefits of the Issuer under the Lease Receivables Transfer Agreement will be assigned to the Indenture Trustee on behalf of Noteholders as collateral for the Notes by the Issuer pursuant to the Indenture.

Repurchase Obligation

      The Originator will be obligated to repurchase from the Issuer its interest in any Lease transferred to the Issuer or pledged to an Indenture Trustee on behalf of Noteholders that has become a Warranty Lease. In addition, the Originator may from time to time reacquire certain Leases or substitute other Substitute Leases for such Leases subject to specified conditions set forth in the related Transaction Documents.

Substitution of Leases

      Pursuant to the Transaction Documents, in addition to Warranty Leases the Originator will have the option to substitute Eligible Leases for Defaulted Leases, Adjusted Leases and Leases that have been prepaid. The percentage of Leases in any Asset Pool that can be substituted for will be limited in the related Prospectus Supplement to a percentage of the aggregated Discounted Present Value of the Leases in the Asset Pool as of the related Cut-off Date.

Accounts

      The Servicer will establish and maintain with the Indenture Trustee one or more accounts, in the name of such Indenture Trustee on behalf of the Noteholders, into which all payments made on or with respect to the related Lease Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with the Indenture Trustee separate accounts, in the name of the Issuer on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to the Noteholders will be deposited and from which distributions to the Noteholders will be made (the "Distribution Account").

      Funds in the Collection Account and the Distribution Account (collectively, the "Transaction Accounts") shall be invested as provided in the related Transaction Document and Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Notes. Subject to certain conditions, Eligible Investments may include Notes issued by the Issuer, the Seller, the Servicer or their respective affiliates. Except as described below, Eligible Investments are limited to obligations that mature not later than the Business Day immediately preceding the related Payment Date. Investment earnings on funds deposited in the applicable Transaction Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the Collection Account on each Payment Date and shall be treated as collections of interest on the related Lease Receivables.

      The Transaction Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a Trust Depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the Notes of such Trust Depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, (a) the corporate trust department of the Indenture Trustee, or (b) a Trust Depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating
Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating
Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

The Servicer

      The Servicer will service the Lease Receivables comprising an Asset Pool pursuant to a Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-Servicers, but will not be relieved of its liabilities with respect thereto.

      The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Transaction Documents An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Default by the Servicer under the related Transaction Documents.

Servicing Procedures

      The  Servicing   Agreement  will  provide  that  the  Servicer  will  make
reasonable efforts to collect all payments due with respect to the Lease Receivables and will continue such collection procedures as the Servicer follows with respect to the particular type of Lease Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Lease to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Notes) may result in the Servicer acquiring such Lease Receivable if such Lease becomes a Defaulted Lease. The Servicer may sell the Equipment securing the respective Defaulted Lease, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Lease Receivables".

Advances by the Servicer

      Prior to any Payment Date, with respect to any series, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Indenture Trustee an amount sufficient to cover delinquencies on all Leases with respect to the prior Collection Period. The Servicer will be reimbursed for Servicer Advances from Available Funds on the second following Payment Date. See "Description of the Notes--Distributions" above.

Payments on Lease Receivables

      With respect to each series of Notes, the Servicer will deposit all payments on the related Lease Receivables (from whatever source) and all proceeds of such Lease Receivables collected within two (2) Business Days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility may be commingled with funds from other sources. The Servicer will be required to deposit payments on the Lease Receivables (from whatever source) collected during the Collection Period into the related Collection Account on the specified day each month.

Servicing Compensation

      The Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (the "Servicing Fee Rate") of the discounted present value of the assets comprising the Asset Pool, as of the first day of such Collection Period. The Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the Noteholders.

      The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

      The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of leases as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the Lease Receivables, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Lease Receivables, accounting for collections and furnishing statements to the Issuer and the Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, trustees fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

Distributions

      Beginning on the first Payment Date (the "Initial Payment Date"), distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Notes entitled thereto will be made by the Indenture Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each class of Notes of such series will be set forth in the related Prospectus Supplement.

      On each Payment Date collections on the related Lease Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Noteholders, respectively.

Credit and Cash Flow Enhancements

      The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Notes of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of an insurance policy, subordination of one or more Classes of Notes, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Notes may cover one or more other Classes of Notes of the same series, and Credit Enhancement for a series of Notes may cover one or more other series of Notes.

      The presence of Credit Enhancement for the benefit of any Class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses. As more specifically provided in the related Prospectus Supplement, the Credit Enhancement for a Class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Noteholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Notes, Noteholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Noteholders of other series.

Statements to Indenture Trustees and Issuer

      Prior to each Payment Date with respect to each series of Notes, the Servicer will provide to the Indenture Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes--Reports to Noteholders".

Evidence as to Compliance

      The Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer and the Indenture Trustee, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Lease Receivables.

      The Servicing Agreement will also provide for the annual delivery to the Issuer and/or the Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Transaction Document in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give the Indenture Trustee notice of certain "Servicer Defaults" (as defined below) under the related Transaction Document.

      Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee or the Issuer. In addition, in the event of bankruptcy of the Seller, the Issuer's security interest in the Equipment may be subject to avoidance.

      Certain Matters Regarding the Servicer. The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Transaction Document.

      The Servicing Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action pursuant to such Transaction Document, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Transaction Document will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

      Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Servicing Agreement.

Servicer Default

      "Servicer Default" under the Servicing Agreement will include (i) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the related Transaction Accounts any required payment or to direct the Issuer or the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from the Indenture Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Transaction Document, which failure materially and adversely affects the rights of the Noteholders and which continues unremedied for greater than ninety (90) days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the Indenture Trustee or (2) to the Servicer or the Seller, as the case may be, and to the or the Indenture Trustee by holders of the Notes, as applicable, evidencing not less than 25% of the voting rights of the then outstanding Notes of such Series; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Default

      As long as a Servicer Default under the Servicing Agreement remains unremedied, the Indenture Trustee, or holders of Notes evidencing not less than 25% of the voting rights of such then outstanding Notes may terminate all the rights and obligations of the Servicer, if any, under such Transaction Document, whereupon a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Transaction Document and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of similar types of leases. The Indenture Trustee may make arrangements for compensation to be paid to any such successor, which in no event may be greater than the servicing compensation payable to the Servicer under the Transaction Document.

Waiver of Past Defaults

      The holders of Notes evidencing at least a majority of the voting rights of such then outstanding Notes may, on behalf of all Noteholders of the Notes, waive any default by the Servicer, or by the Originator or the Seller, in the performance of its obligations under the related Transaction Document and its consequences, except a default in making any required deposits to or payments from any of the Transaction Accounts in accordance with such Transaction Documents. No such waiver shall impair the Noteholders' rights with respect to subsequent defaults.

Amendment

      Each of the Transaction Documents may be amended by the parties thereto, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Documents or of modifying in any manner the rights of such Noteholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee materially and adversely affect the interests of any such Noteholder. The Transaction Documents may also be amended by the Issuer, the Servicer, and/or the Indenture Trustee, as applicable, with the consent of the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Documents or of modifying in any manner the rights of such Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Lease Receivables or distributions that are required to be made for the benefit of such Noteholders or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of all of the Noteholders.

Events of Default

      "Events of Default" under the related Transaction Documents will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement regarding the contemplated transaction made in the Transaction Documents, or any representation or warranty made by the Issuer in the Transaction Documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

      If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or a majority (by outstanding principal amount) of the Noteholders may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a majority of the Noteholders.

Insolvency Event

      If an Insolvency Event occurs with respect to a Debtor the Lease Receivables will be liquidated unless, before 90 days after the date of such Insolvency Event, the Indenture Trustee shall have received written instructions from each of the Noteholders (other than the Issuer and its affiliates) to the effect that such party disapproves of the liquidation of such Lease Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to the Noteholders; provided, however, that any failure to give such required notice will not prevent or delay liquidation of the Lease Receivables. In connection with any such liquidation, the Indenture Trustee shall direct that the Lease Receivables and related assets be promptly sold (excluding the related Transaction Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Lease

Receivables and related assets will be treated as collections on such Lease Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Lease Receivables and the related Distribution Account are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders will be reduced and some or all of such Noteholders will incur a loss.

Optional Termination and Redemption

      The obligations of the Servicer, the Originator, the Seller, the Issuer and/or the Indenture Trustee, as applicable, pursuant to the related Transaction Document will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last Lease Receivable and the disposition of any amounts received upon liquidation of any such remaining Lease Receivables and (ii) the payment to Noteholders of all amounts required to be paid to them pursuant to such Transaction Document. In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase from the Issuer, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Lease Balance of the Leases is less than ten percent (10%) of the Initial Aggregate Discounted Lease Balance in respect of the related Asset Pool, all such remaining Lease Receivables at a price stated which shall in no event be less than the aggregate of the amounts owed on the Notes as of the such Payment Date. The related Notes will be redeemed following such purchase.

                      CERTAIN LEGAL ASPECTS OF THE LEASES

General

      The Leases that comprise the Lease Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Issuer, the Originator, the Servicer and/or the Seller will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Transaction Documents, the Servicer will be obligated from time to time to take such actions as are necessary to protect, perfect and preserve the Issuer's or the Indenture Trustee's interests in the Leases and their proceeds, as the case may be.

The Equipment

      The Originator will transfer all the Originator's interest in the Equipment to the Seller. The Seller will assign its interest as secured party in the Equipment relating to certain of the Leases to the Issuer, which in turn will pledge such interest to the Indenture Trustee for the benefit of the Noteholders. The Seller will not transfer any of its ownership interests in any of the Equipment. Because of this, the Indenture Trustee, on behalf of the Noteholders, will have no interest in or recourse to any of the Equipment other than by virtue of the assignment of the Seller's interest as secured party in such Equipment to the Issuer and the Issuer's pledge of such interest to the Indenture Trustee. As a result, the Indenture Trustee may be unable to foreclose on the Equipment in the event of a default by a Lessee on any Lease and Noteholders may experience delays in receiving payments and suffer a loss of their investment in the Notes. UCC financing statements may not be filed to perfect any security interest in the Equipment. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the Servicer on behalf of the Issuer. In addition, in the event of bankruptcy of the Originator or the Seller, the Issuer's security interest in the Equipment may be subject to avoidance under the Bankruptcy Code.

      In the event of a default by the Lessee under a Finance Lease, the Servicer may take action to enforce such Defaulted Lease by repossession and resale of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process.

      In the event of a default by the Lessee under a Finance Lease, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each Transaction Document may require the Servicer to sell promptly any repossessed item of Equipment, acquire such Equipment from the Issuer or re-lease such Equipment for the benefit of the Noteholders.

      Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying to the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

      In addition, because the market value of the equipment of the type financed pursuant to the Lease Receivables generally declines with age and because of obsolescence, the net disposition proceeds of Equipment at any time during the term of the lease may be less than the outstanding balance on the Lease principal balance which it secures. Because of this, and because other creditors may have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a Defaulted Lease in the event that the Servicer elects to repossess and sell such Equipment at any time.

      Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or uncollectable.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer, the Issuer or the Indenture Trustee to enforce its rights under the Lease Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Issuer and/or Indenture Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the Equipment and provide the Issuer and/or Indenture Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

      In addition, certain of the Lease Receivables may be leased by the Seller to governmental entities. Payment by governmental authorities of amounts due under such Leases may be contingent upon legislative approval. Further, the assignment of such payment obligations may be void or voidable if not done in compliance with applicable government rules and regulations. Accordingly, payment delays and collection difficulties may limit collections with respect to certain governmental Leases.

      These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related Lease.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Notes offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Notes.

      The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables.

      General. Dewey Ballantine LLP, special tax counsel to the Issuer ("Tax Counsel"), will deliver its opinion to the Issuer that the Notes will be classified as debt secured by the related Lease Receivables. Consequently, the Notes will not be treated as ownership interests in the Lease Receivables or the Issuer. Beneficial owners will be required to report income received with respect to the Notes in accordance with their normal method of accounting. For additional tax consequences relating to Notes purchased at a discount or with premium, see "Discount and Premium," below.

      Sale or Exchange. If a beneficial owner of a Note sells or exchanges such Note, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Note. The adjusted basis in the Note generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Note and reduced by the payments previously received on the Note, other than payments of qualified stated interest, and by any amortized premium.

Alternative Characterization of the Notes

      Although, as described above, it is the opinion of Tax Counsel that the Notes are properly characterized as debt for federal income tax purposes, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assert that, for purposes of the Tax Code, the transaction contemplated by this Prospectus with respect to the Notes constitutes a sale of the Lease Receivables (or an interest therein) to the Noteholders and that the proper classification of the legal relationship between the Issuer and the Noteholders resulting from the transaction is that of a partnership.

      Taxation of Beneficial Owners of Partnership Interests. If the Issuer is treated as a partnership for federal income tax purposes, the Issuer will not be subject to federal income tax and the holders of beneficial ownership interests in the Issuer may be regarded as holding partnership interests in the Issuer (each a "Partnership Interest"). Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Issuer. These partnership allocations are made in accordance with the Internal Revenue Code of 1986 (the "Code"), Treasury regulations and the partnership agreement (here, the Transaction Documents).

      The Issuer's assets will be the assets of the partnership. The Issuer's income will consist primarily of interest and finance charges earned on the underlying Lease Receivables. The Issuer's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Issuer, servicing and other fees, and losses or deductions upon collection or disposition of the Issuer's assets.

      In certain instances, the Issuer could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

      Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      Under section 708 of the Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Asset Pool are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Issuer is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a Partnership Interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

      Sale or Exchange of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Issuer includible income and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Issuer. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership
Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

      Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Issuer would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher or lower basis unless the Issuer files an election under section 754 of the Tax Code.

      Partnership Reporting Matters. A partnership is required to (i) keep complete and accurate books of the Issuer, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Issuer and
(iii) report each beneficial owner of a Partnership Interest's allocable share of items of Issuer income and expense to beneficial owners and the IRS on Schedule K-1. The Issuer will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships as such requirements would apply if the Notes were not treated as indebtedness.

Discount and Premium

      A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note (or upon a sale of a Note); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

      Original Issue Discount. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Notes were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the closing date relating to such series of Notes (the "Closing Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under such Note. The stated redemption price at maturity of any other Note is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Closing Date to the first Payment Date. The Indenture Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

      Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date until the date on which each such distribution is expected to be made under the assumption that the Lease Receivables prepay at a specified rate (the "Prepayment Assumption") by
(ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

      Section 1272(a)(6) of the Tax Code contains special original issue discount rules applicable to prepayable securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Notes will be based on (x) the Prepayment Assumption, and (y) in the case of a Note calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Closing Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

      Section 1272(a)(6)(B)(iii) of the Tax Code requires that the Prepayment Assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Issuer anticipates that the Prepayment Assumption for each series of Notes will be consistent with this standard. The Issuer makes no representation, however, that the Lease Receivables for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate Prepayment Assumption to be used in deciding whether or not to purchase any of the Notes.

      Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Note for each day during its taxable year on which it held such Note. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Closing Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.

      Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Note, if any, as of the end of the accrual period and (B) the distribution made on such Note during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Note, calculated as of the Closing Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Note calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Closing Date over the entire life of such Note. The adjusted issue price of a Note at any time will equal the issue price of such Note, increased by the aggregate amount of previously accrued original issue discount with respect to such Note, and reduced by the amount of any distributions made on such Note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      A subsequent purchaser of a Note that purchases such Note at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Note, the daily portion of original issue discount with respect to such Note (but reduced, if the cost of such Note to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Note for all days on or after the day of purchase).

      Market Discount. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Note not previously included in income. With respect to Notes that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note, in any case taking into account the Prepayment Assumption. The Indenture Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.

      Notwithstanding the above rules, market discount on a Note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

      Premium. A purchaser of a Note that purchases such Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Note (a "Premium Note") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Note's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Note and when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.

      Special Election. For any Note acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

      Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

      The Internal Revenue Service has issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective for distributions made after December 31, 1999, although valid withholding certificates that are held on that date remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

      The Withholding Regulations would require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

      The Notes. Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person " means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Tax Code.

      Partnership Interests. Depending upon the particular terms of the Transaction Documents and the Indenture, the Issuer may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Issuer is considered to be engaged in a trade or business in the United States for such purposes and the Issuer is treated as a partnership, the income of the Issuer distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Issuer is notified that a beneficial owner of a Partnership Interest is a foreign person, the Issuer may withhold as if it were engaged in a trade or business in the United States in order to protect the Issuer from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Issuer was not in a U.S. trade or business.

                                    RATINGS

      Each Class of Notes offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies. Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Notes in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Notes nor constitute a recommendation to buy, sell or hold any Notes.

                              ERISA CONSIDERATIONS

      The Prospectus Supplement for each series of Notes will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Notes by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

      The Notes will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

      In connection with the sale of the Notes, Underwriters may receive compensation from the Issuer or from purchasers of the Notes in the form of discounts, concessions or commissions. The Underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with such Notes, and any discounts or commissions received by them from the Issuer and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

      The underwriting agreement pertaining to the sale of the Notes will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Notes if any are purchased and that, in limited circumstances, the Issuer will indemnify the Underwriters and the Underwriters will indemnify the Issuer against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

      Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale.

      No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and the related Prospectus Supplement in connection with the offer made by this Prospectus and the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

                                 LEGAL OPINIONS

      Certain legal matters will be passed upon in relation to the issuance of the Notes for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP and in relation to certain other matters for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

      The consolidated balance sheet of the Issuer as of _____________ ___, 1999 incorporated by reference in the Prospectus, has been incorporated herein in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      This Prospectus contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                   EXHIBIT 1

                             IKON RECEIVABLES, LLC
                                 BALANCE SHEET

                                                               as of January __,
                                                               1999

------------------------------------------------------------   -----------------

                            Assets

Cash   .....................................................   $100.00

       Total assets.........................................   $100.00
                                                               =======

             Liabilities and Shareholder's Equity

Liabilities.................................................     $0

       Total liabilities....................................     $0
                                                               =======

Shareholder's equity........................................   $100.00

       Total shareholders equity............................   $100.00
                                                               =======

Total liabilities and shareholder's equity..................   $100.00
                                                               =======

                                 INDEX OF TERMS

      Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Acceptable Payment Status.....................................................11
Accrual Notes..................................................................2
Aggregate Discounted Lease Balance............................................10
Asset Pool.....................................................................1
Available Funds...............................................................17
Bankruptcy Code...............................................................30
Calculation Date..............................................................17
Casualty Loss.................................................................18
Casualty Payment..............................................................18
Cede...........................................................................4
CEDEL Participants............................................................21
Closing Date..................................................................33
Collection Account............................................................24
Collection Period.............................................................10
Contribution and Sale Agreement................................................9
Cooperative...................................................................21
Debtors........................................................................6
Defaulted Leases..............................................................18
Definitive Notes..............................................................22
Depositories..................................................................20
Discounted Lease Balance.......................................................3
Distribution Account..........................................................24
DTC............................................................................4
Early Termination Lease.......................................................18
Eligible Deposit Account......................................................24
Eligible Institution..........................................................24
Eligible Investments..........................................................24
Eligible Leases...............................................................10
Equipment......................................................................3
Euroclear Operator............................................................21
Euroclear Participants........................................................21
Events of Default.............................................................28
Exchange Act...................................................................6
FASB 13.......................................................................10
Finance Lease.................................................................10
Fixed Income Securities........................................................2
Fully Taxable Bonds...........................................................34
Indenture......................................................................1
Initial Payment Date..........................................................25
Insolvency Event..............................................................28
Insolvency Laws................................................................6
Investment Earnings...........................................................24
Lease Payments................................................................10
Lease Receivables..............................................................3
Lease Receivables Transfer Agreement...........................................9
leases.........................................................................3
Lessee.........................................................................3
Lessor.........................................................................3
Maximum Lease Term............................................................11
Note Insurer...................................................................4
Operating Leases..............................................................10

Outstanding Principal Amount..................................................19
Participants..................................................................19
Payment Date...................................................................2
Pool Factor...................................................................12
Premium Note..................................................................34
Prepayment Assumption.........................................................33
Purchase Leases...............................................................10
Rating Agencies................................................................6
Restricting Events............................................................18
Rules.........................................................................20
Senior Notes...................................................................2
Servicer Advance..............................................................25
Servicer Default..............................................................24
Servicer Reports..............................................................22
Servicing Fee.................................................................25
Servicing Fee Rate............................................................25
Stripped Notes.................................................................2
Subordinate Notes..............................................................2
Substitute Lease..............................................................19
Tax Counsel...................................................................31
Termination Payment...........................................................18
Terms and Conditions..........................................................21
Transaction Accounts..........................................................24
Transaction Document...........................................................1
U.S. Person...................................................................35
Warranty Event................................................................18
Withholding Regulations.......................................................35

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Notes.

SEC Filing Fee..............................................       $ *
Indenture Trustee's Fees and Expenses.......................         *
Legal Fees and Expenses.....................................         *
Accounting Fees and Expenses................................         *
Printing and Engraving Expenses.............................         *
Blue Sky Qualification and Legal Investment Fees and
   Expenses.................................................         *
Rating Agency Fees..........................................         *
Miscellaneous...............................................         *
                                                                     *
------------------------------------------------------------    -----------
TOTAL                                                              $

------------
* To be files by Amendment

Item 15.  Indemnification of Managers and Officers.

      Indemnification. Under the Delaware Limited Liability Company Act, the Registrant has the power and in some instances may be required to provide an agent, including an officer or manager, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

      Section 7.1 of the Limited Liability Company Agreement of IKON Receivables, LLC. provides that all officers and managers of the company shall be indemnified by the company from and against all expenses, liabilities or other matters arising out of their status as an officer or manager for their acts, omissions or services rendered in such capacities. IOS Capital, Inc., the ultimate corporate parent of IKON Receivables LLC., maintains certain policies of liability insurance coverage for the officers and managers of IOS Capital, Inc. and certain of its subsidiaries, including IKON Receivables, LLC.

      The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that IKON Receivables, LLC will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse IKON Receivables, LLC with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

      Insurance. As permitted under the Delaware Limited Liability Company Act, the Registrant's Limited Liability Company Agreement permit the managers to purchase and maintain insurance on behalf of the Registrant's agents, including its officers and managers, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such Registrant would have the power to indemnify them against such liability under applicable law.

Item 16.  Exhibits.

    1.1     Form of Underwriting Agreement.*

    3.1     Certificate of Formation of IKON Receivables, LLC.*

    3.2     Limited Liability Company Agreement of IKON Receivables, LLC.*

    4.1     Form of Indenture between the Issuer and the Indenture Trustee.*

    5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to validity.*

    8.1      Opinion of Dewey Ballantine LLP with respect to tax matters.*

   10.1     Form of Receivables Acquisition Agreement.*

   23.1     Consents of Dewey Ballantine (included in Exhibit 8.1 hereto).*

   23.2     Consents  of  Ballard  Spahr  Andrews  & Ingersoll, LLP (included in
            Exhibit 5.1 hereto).*

   23.3     Consents of Accountants*

   25.1     Form of Statement of Eligibility of Indenture Trustee*

   99.1     Form of Prospectus Supplement

--------------------------
*    To be Filed by Amendment.

Item 17.  Undertakings.

      A. Undertaking in respect of indemnification

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to managers, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

      B. Undertaking pursuant to Rule 415.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      C. Undertaking pursuant to Rule 430A.

      The Registrant hereby undertakes:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      D. Undertaking pursuant to the Trust Indenture Act of 1939.

      The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 21st day of January, 1999. As of the date hereof, the Registrant reasonably believes that the Security rating requirement for asset-backed offerings on Form S-3 will be met at the time of each sale.

                                          IKON RECEIVABLES, LLC

                                          By: IKON RECEIVABLES FUNDING INC.,
                                              as Sole Member and Initial Manager

                                          By:/s/ Robert K. McLain
                                             --------------------------------
                                             Name:   Robert K. McLain
                                             Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Robert K. McLain      President & Director            January 21, 1999
------------------------
    Robert K. McLain

/s/ Patricia Donato       Secretary & Director            January 21, 1999
------------------------
    Patricia Donato

/s/ Joseph Churchman      Treasurer & Director            January 21, 1999
------------------------
    Joseph Churchman

                                 EXHIBIT INDEX

 1.1  Form of Underwriting Agreement.*

 3.1  Certificate of Formation of IKON Receivables, LLC*

 3.2  Limited Liability Company Agreement of IKON Receivables, LLC*

 4.1  Form of Indenture between the Issuer and the Indenture Trustee.*

 5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to validity.*

 8.1  Opinion of Dewey Ballantine with respect to tax matters.*

10.1  Form of Receivables Acquisition Agreement.*

23.1  Consents of Dewey Ballantine (included in Exhibit 8.1 hereto).*

23.2  Consents of Ballard  Spahr  Andrews & Ingersoll,  LLP (included in Exhibit
      5.1 hereto).*

23.3  Consents of Accountants*

25.1  Form of Statement of Eligibility of Indenture Trustee*

99.1  Form of Prospectus Supplement.

----------------------------
*    To be Filed by Amendment.